                                                                      Exhibit 2





                             DATED JUNE 21, 2001
                             -------------------














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                          AGREEMENT FOR THE SALE AND
                             PURCHASE OF SHARES IN
                               SYNOMICS LIMITED

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

                                    CONTENTS

CLAUSE              HEADING
------              -------
1                   Definitions
2                   Interpretation
3                   Sale and purchase of the Shares
4                   Consideration
5                   Completion
6                   Vendor warranties and representations
7                   Warrantor, Warranties and representations
8                   Breach of Warranty
9                   Limitation of Liability
10                  Undertakings by the Vendor
11                  Restrictions on the Vendors
12                  Nature of obligations
13                  Announcements
14                  General
15                  Communications
16                  Proper Law


SCHEDULE            DESCRIPTION
--------            -----------
1                   Details of the Vendors
2                   Particulars of the Company
3                   The Properties
4                   Warranties
5                   Tax Deed
6                   Calculation and payment of consideration
7                   Option Holders
8                   Option Holder Deed of Waiver
9                   Software
10                  Third Party Software


APPENDIX*           DESCRIPTION
--------            -----------
1                   The Accounts
2                   [deliberately omitted]
3                   The Insurance, the Proposal, the assignment and
                    notice of assignment of the Insurance
4                   The Loan Agreement
5                   The Estimated Liabilities


* Omitted in accordance with
  Regulation S-K Item 601(b)(2).

DOCUMENTS IN THE AGREED FORM*

         Disclosure Letter
         Directors' Letter of Resignation
         Auditors' resignation
         Completion Board Minutes
         Insurance Policy
         Insurance Proposal
         Notice of assignment of Insurance Policy
         Deed of Assignment of Insurance Policy
         Deed of Release of Lender Security
         Compromise Agreement

THIS AGREEMENT is made on June 21, 2001 BETWEEN:

(1) Such of the persons whose names and addresses are set out in the first schedule who have signed this agreement ("VENDORS"); and

(2) ACCELRYS INC. a corporation incorporated in the state of Delaware, United States of America and having its principal office at 9685 Scranton Road, San Diego, 92121-3752 USA ("PURCHASER").

WHEREAS by a letter dated the date of this agreement from the Purchaser addressed to all of the shareholders of the Company, the Purchaser has offered to purchase the entire issued share capital of the Company on the terms of this agreement. Certain of such shareholders have signed this agreement in acceptance of such offer.

1.                DEFINITIONS

                  In this agreement unless the context otherwise requires:-

                  "ACCOUNTS" means the audited statutory accounts of the Company relating to the accounting reference period ended on the Balance Sheet Date together with the notes, reports and other documents annexed to them, a copy of which is attached at Appendix 1;

* Omitted in accordance with
  Regulation S-K Item 601(b)(2).

                  "AGREED FORM" means a document in a form agreed by and signed by or on behalf of such of the parties to this agreement as are a party to such document;

                  "ASSOCIATE" means any person with whom any of the Vendors may be connected within the meaning of section 839 of the Taxes Act or for whom any of them may be a personal representative;

                  "AUDITORS" means the auditors for the time being of the Company;

                  "BALANCE SHEET DATE" means 30 September 2000;

                  "BUSINESS DAY" means a day on which banks generally are open in the City of London for the transaction of normal banking business;

                  "COMPANIES ACT" means the Companies Act 1985 (as amended or re-enacted by the Companies Act 1989);

                  "COMPANY" means Synomics Limited details of which are set out in the second schedule;

                  "COMPLETION" means the completion of the sale and purchase of the Shares pursuant to this agreement;

                  "COMPLETION ACCOUNTS" shall have the same meaning given to that expression in the sixth schedule;

                  "COMPROMISE AGREEMENT" MEANS THE COMPROMISE AGREEMENT IN THE Agreed FORM BETWEEN THE COMPANY AND PAOLO ZANELLA;

                  "DEEDS OF WAIVER" mean the deeds in the form set out in
                  schedule 8 to be executed by the Option Holders on or before Completion;

                  "DISCLOSURE LETTER" means the letter in the Agreed Form from the Warrantors to the Purchaser dated as at the date of this agreement;

                  "ENCUMBRANCE" means any mortgage, charge, lien, encumbrance, adverse claim, pledge, hypothecation, option, conditional sale of other title retention agreement, provision or right, security interest, easement, right of way, covenant or restriction;

                  "EVENT" includes any act, omission, transaction or circumstance (including any of such matters provided for under this agreement);

                  "INDIVIDUAL VENDORS" means the Vendors other than the Institutional Vendors;

                  "INSTITUTIONAL VENDORS" means JAFCO Limited, JAFCO JS-3, JAFCO G-6(A), JAFCO G-6(B), JAFCO G-7(A), JAFCO G-7(B),
                  TVM Techno Venture Management III GmbH & Co Beteiligungs KG, 3i Group plc, 3i Bioscience Investment Trust plc and Incyte Genomics Limited;

                  "INSURANCE" means the insurance of the liability of the Warrantors in respect of the Warranties and the Tax Deed pursuant to the policy in the Agreed Form attached at Appendix 3;

                  "INSURERS" means the Subscribing Insurers as defined in the policy of Insurance;

                  "LAWS" means all laws, statutes, statutory instruments, rules, regulations, directives, decrees, orders, judgements, ordinances and other pronouncements having the effect of law of any competent court, tribunal, arbitrator, government (national, local or foreign) or governmental authority, department or official (national, local or foreign);

                  "LENDERS" means 3i Group plc, 3i Bioscience Investment Trust plc and TVM Techno Venture Management III GmbH & Co Beteiligungs KG;

                  "LENDERS GROUP" means each of the Lenders, its subsidiaries and any company of which such Lender is a subsidiary;

                  "LENDERS SOLICITORS" means Osborne Clarke OWA, of Apex Plaza, Forbury Road, Reading RG1 1AX;

                  "LOAN AGREEMENT" means the secured loan agreement dated
                  24 January 2001 between 3i Group plc (1), TVM Techno Venture Management III GmbH & Co Beteiligungs KG (2), 3i Bioscience Investment Trust plc (3), the Company (4), Kenneth
                  Briddon (5), Robert Booth (6) and Tomas Flores (7) ;

                  "OPTION HOLDERS" means the person whose names are set out in the seventh schedule;

                  "PERMITS" means all licenses, authorisations, orders, grants, consents, permissions and approvals;

                  "PROPERTIES" means the properties briefly described in the Property Schedule or any one or more of them or any part of or interest in any of such properties;

                  "PROPERTY SCHEDULE" means the third schedule;

                  "PROPOSAL" means the proposal signed by the Warrantors in the Agreed Form relating to the Insurance;

                  "PURCHASER'S SOLICITORS" means Dechert of 2 Serjeants' Inn, London EC4Y 1LT;

                  "REVENUE" means all fiscal authorities (national or local) whether of the United Kingdom or elsewhere;

                  "SHARE OPTION SCHEME" means the Synomics Unapproved Share Option Scheme;

                  "SHARES" means such of the issued and allotted share capital of the Company owned and/or held by the Vendors at Completion;

                  "TAXATION" means all forms of taxation, duties (including stamp duty), levies, imposts, charges, withholdings, national insurance and other contributions, rates and PAYE liabilities (including any related or incidental penalty, fine, interest or surcharge) whenever created or imposed and whether of the United Kingdom or elsewhere;

                  "TAX DEED" means a deed in the form set out in the fifth schedule duly executed by the Warrantors;

                  "TAXES ACT" means the Income and Corporation Taxes Act 1988;

                  "VENDOR WARRANTIES" means the representations and warranties of the Vendors contained in clause 6;

                  "WARRANTIES" means the representations and warranties on the part of the Warrantors which are made by the Warrantors in or pursuant to clause 7 and/or the fourth schedule and, for the purposes of clause 8, the Vendor Warranties;

                  "WARRANTORS" means Messrs Robert Booth and Tomas Flores (being some of the Vendors) who are giving the Warranties;

                  "WARRANTORS' SOLICITORS" means Denton Wilde Sapte of 1 Fleet Place, London EC4M 7WS.

2.                INTERPRETATION

2.1.              In this agreement unless the context otherwise requires:-

2.1.1. any reference to a clause, schedule or appendix (other than to a schedule to a statutory provision) is a reference to a clause of or schedule or appendix to this agreement; and the schedules and appendices form part of and are deemed to be incorporated in and in references to this agreement;

2.1.2. any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this agreement and any former statutory provision replaced (with or without modification) by the provision referred to except to the extent that any amendment, re-enactment or replacement coming into force after the date of this agreement would increase or extend the liability of the parties to one another;

2.1.3. any reference to persons includes a reference to firms, corporations or unincorporated associations;

2.1.4. any reference to the singular includes a reference to the plural and vice versa; and any reference to any gender includes a reference to each other gender;

2.1.5. a reference to an SSAP of FRS is a reference to a Statement of Standard Accounting Practice or Financial Reporting Standard which has been adopted as an accounting standard by the Accounting Standards Board;

2.1.6. any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall be deemed to be given or made by such persons jointly and severally save where otherwise expressed herein;

2.1.7. any matter which shall be relevant to any of the Warranties and which be known to at least one of the Warrantors or the Company, shall be deemed to be known by both of the Warrantors;

2.1.8. words and expressions defined in the Companies Act bear the same respective meanings;

2.1.9. any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature from time to time made against that person and all against all losses, liabilities, claims, damages, payments, awards, costs and expenses made, suffered or incurred by that person as a consequence of, or which would not have arisen but for, that circumstance; and

2.1.10. words and expressions defined in particular clauses or paragraphs of this agreement shall bear the meaning given to them throughout this agreement.

2.1.11. Headings and titles are used for ease of reference only and do not affect the interpretation of this agreement.

2.1.12. If any statement is qualified by reference to the knowledge, information, belief or awareness of the Warrantors or the Company that expression shall be deemed to include a warranty by the Warrantors that the statement has been made by them after due and careful enquiry.

3.                SALE AND PURCHASE OF THE SHARES

3.1. The Vendors shall sell, or procure the transfer by their nominees or trustees of, the Shares to the Purchaser and the Purchaser, relying on the Warranties and the other obligations of the Vendors under this agreement, shall purchase the Shares.

3.2. The Vendors shall sell, and procure the transfer by their nominees or trustees of, the Shares with full title guarantee free from all Encumbrances (and whether or not the Vendors know or could reasonably be expected to know about such matters) together with all rights now or hereafter attaching to them including all dividends declared or payable or distributions made or proposed on or after the Balance Sheet Date.

4.                CONSIDERATION

                  The aggregate consideration for the Shares shall be calculated and paid in accordance with the sixth schedule.

5.                COMPLETION

5.1. Completion shall take place at the offices of the Purchaser's Solicitors immediately after the exchange of this agreement when the parties shall comply with their respective obligations as set out in this clause.

5.2. The Vendors (other than the Lenders in respect of whom only clauses 5.2.1, 5.2.10 and 5.2.13 shall apply) shall deliver to the Purchaser or (at the option of the Purchaser) to its nominee(s):-

5.2.1. duly executed share transfers in respect of the Shares in favour of the Purchaser or as it may direct, together with the relevant share certificates;

5.2.2. duly executed Deeds of Waiver executed by all Option Holders waiving all entitlements in respect of options over share capital of the Company;

5.2.3. written resignations and releases executed as deeds in the Agreed Form from all persons (other than any directors or secretaries remaining at the request of the Purchaser or appointed at the instance of the Purchaser) who, on or immediately prior to Completion, may be directors or secretaries of the Company, resigning their offices and releasing the Company from all claims and rights of action whether by way of compensation, remuneration, redundancy payments or otherwise except for accrued remuneration and reasonable expenses (if any) for the month then current at the respective rates disclosed in the Disclosure Letter;

5.2.4. the certificate of incorporation and copies of the Memorandum and Articles of Association (containing copies of all such resolutions and agreements as are referred to in section 380 of the Companies Act) of the Company and the registers and books required by the Companies Act to be kept by it all of which shall be written up to date as at Completion;

5.2.5. any documents, books and records of the Company which shall not be held at the Properties;

5.2.6. certificates from each of the banks at which the Company maintains accounts of the amounts standing to the credit or debit of such accounts at the close of business on the second business day preceding Completion together with a list of all unpresented cheques and uncleared lodgements which upon presentation or clearance would be debited or credited to such accounts;

5.2.7. service agreements in the Agreed Form between the Purchaser and Robert Booth and Tomas Flores signed by each of those individuals;

5.2.8.            the Tax Deed;

5.2.9. A release in the Agreed Form releasing the security of the Lenders over the assets of the Company, duly executed by the Lenders; and

5.2.10. a certified copy of the Insurance policy as issued by the Insurers and a certified copy of the Proposal as signed by the Warrantors and all attachments thereto;

5.2.11. a duly executed deed of assignment of the Insurance policy in the Agreed Form and a duly executed notice of assignment thereof in the Agreed Form;

5.2.12. evidence to the satisfaction of the Purchaser that any person executing this agreement on behalf of a Vendor or any document to be executed pursuant to it has authority to do so;

5.2.13. the Compromise Agreement duly signed by Mr Zanella and his legal advisers thereon:

5.3.              Each Vendor severally shall on the Completion Date:-

5.3.1. subject to the Purchaser's obligations under paragraph 4 of the sixth schedule, procure that neither it nor its Associates has any claims or rights of action against the Company or any of its employees or directors and that the Company and such employees and directors are not in any way obligated or indebted to it or its Associates (including without limitation pursuant to any shareholder agreement between the Company and
                  it) save in relation to salary and other benefits incurred in the current month at the rates disclosed in the Disclosure Letter; and

5.3.2. procure that it and its Associates shall have repaid to the Company all sums which may be owed by it and its Associates to the Company on any account whatsoever, whether or not such sums shall be due and payable on or before the Completion Date and that the Company shall have been released from all liabilities and obligations pursuant to any bonds, guarantees, indemnities, securities or obligations given or entered into by the Company to or in favour of any person in respect of the liabilities of such Vendor.

5.4. The directors of the Company shall procure that a Board Meeting of the Company will be held which will transact the following business:-

5.4.1. (subject only to them being stamped) the approval of the transfer of shares referred to in clause 5.2.1 and the Purchaser and/or its nominee(s) being entered in the Register of Members as the holders of the shares specified in those transfers;

5.4.2. the appointment of such persons as the Purchaser may nominate as directors and secretary of the Company;

5.4.3. the acceptance of the various resignations of officers and auditors referred to in this clause;

5.4.4. the appointment of such firm of chartered accountants as the Purchaser may require as auditors to the Company;

5.4.5. the change of the registered office, the accounting reference date and the bank mandates of the Company in accordance with the Purchaser's requirements;

5.4.6.            such other business as the Purchaser may reasonably require.

5.5. Subject to the conclusion of the matters referred to in the previous provisions of this clause:-

5.5.1. the Purchaser shall comply with paragraph 4 of the sixth schedule;

5.5.2.            the Purchaser shall deliver to the Warrantors' Solicitors:-

5.5.2.1.          a counterpart Tax Deed duly executed by the Purchaser; and

5.5.2.2. a counterpart of the service agreements in the Agreed Form to be entered into by the Purchaser with Robert Booth and Tomas Flores duly signed on behalf of the Purchaser.

5.6. The Vendors confirm that the Warrantors' Solicitors may receive, and give a good receipt for, the consideration for the Shares, all documents expressed to be delivered to them at Completion as agent for the Vendors and the Purchaser shall not be concerned with the basis upon which the consideration (or such documents) shall be distributed between the various Vendors by the Warrantors' Solicitors.

6.                VENDORS WARRANTIES AND REPRESENTATIONS

6.1. Each Vendor severally represents and warrants to the Purchaser as regards himself only that:-

6.1.1. he is the beneficial and (save as identified on the first schedule) legal owner of the Shares as set out in the first schedule and is entitled to sell the Shares to the Purchaser free from all Encumbrances without the consent of any third party;

6.1.2. he has full power and authority to enter into this agreement and the other documents to be executed in connection with it;

6.1.3. this agreement and such other documents constitute (or will when executed constitute) legal and valid binding obligations on him enforceable in accordance with their respective terms;

6.1.4. no bankruptcy order has been made in respect of him or a petition for such an order presented, no application has been made in respect of him for an interim order under section 253 Insolvency Act 1986, he is not unable to pay any debt as that expression is defined in section 268 Insolvency Act 1986, no person has been appointed by the court to prepare a report in respect of him under section 273 Insolvency Act 1986, no interim receiver has been appointed of his property under section 286 Insolvency Act 1986, and no order has been made or petition presented or resolution passed for the winding up or administration of him, no receiver or administrator or administrative receiver has been appointed or could lawfully be appointed by any person of his business or assets or any part thereof, he is not insolvent and has not stopped payment and is not unable to pay his debts (within the meaning of section 123 of the Insolvency Act 1986) and he is capable of meeting his liabilities as and when they fall due and for the foreseeable future save that the provisions of clauses 6.1.3 and 6.1.4 shall not apply to the Lenders.

6.2. Each of the Vendors agrees with the Purchaser (for itself and as trustee for the Company) that it releases the Company from any and all obligations of the Company under Clause 4 of
                  Section 2 of the Loan Agreement.

7.                WARRANTOR WARRANTIES AND REPRESENTATIONS

7.1. The Warrantors jointly and severally represent and warrant to the Purchaser that, save only as and to the extent fairly disclosed to the Purchaser in the Disclosure Letter, each of the Warranties is now and will be at Completion true and accurate and is not to be affected or limited by any previous or other disclosures, express or implied, to the Purchaser, its officers, representatives or professional advisers. For the avoidance of doubt, disclosures made generally in the Disclosure Letter must be made fairly in relation to each of the Warranties to which such disclosures are made.

7.2. The Warrantors jointly and severally represent, warrant and undertake to the Purchaser that:-

7.2.1. there has not been any fraud, dishonest, criminal or malicious act, fraudulent misrepresentation or deliberate concealment on their part, and they will not in the future act or fail to act in any such way, so as to result in the Insurers not being liable for any claim by virtue of paragraph numbered 1 under the heading "Exclusions" of the policy of Insurance nor any such scheme referred to in paragraph numbered 2 of such exclusions; and

7.2.2. they will comply in full with their obligations under the policy of Insurance.

7.2.3. Subject to its rights under the assignment of the Insurance policy referred to in clause 5.2.11, in the event of a claim the subject of the Insurance the Purchaser shall be entitled for its own benefit and at its own cost to prosecute in the name of the Warrantors any claim against the Insurers arising out of a refusal by the

                  Insurers to indemnify the Warrantors in relation to any judgement or award against the Warrantors by the Purchaser. The Purchaser shall have full discretion in the conduct of any such proceedings and in the settlement of the same and the Warrantors shall afford reasonable assistance to the Purchaser in connection with any such proceedings brought by the Purchaser;

7.2.4. they shall not amend, vary, terminate, prejudice or enter into a settlement, or compromise, release, waiver of or otherwise deal with any claim or right under the Insurance without the prior written consent of the Purchaser or amend, vary or terminate the Insurance;

7.2.5. notwithstanding any other provision of this agreement, the Purchaser shall not be liable for any claim for indemnity or contribution by any of the Warrantors under the Insurance due to the receipt of monies from any claim under the Insurance as loss payee or assignee of the benefits thereof.

8.                BREACH OF WARRANTY

8.1. The Vendors and Warrantors acknowledge that they have previously made representations to the Purchaser in the terms of the Vendor Warranties and the Warranties respectively with the intention of inducing the Purchaser to enter into this agreement and the Purchaser confirms and the Vendors and Warrantors acknowledge that the Purchaser has relied on those representations and has accordingly been induced by them to enter into this agreement.

8.2. Each of the Warranties, covenants, indemnities and undertakings set out in this agreement or the Tax Deed is separate and independent.

8.3. The Warrantors agree with the Purchaser for itself and as trustee for the Company and each of their respective officers and employees irrevocably and unconditionally to waive any rights remedies or claims which they may have in respect of any misrepresentation in or omission from any information or advice supplied or given by the Company or its respective officers, employees or agents and on which they have relied in giving the Warranties, unless such misrepresentation or omission was made fraudulently in preparing the Disclosure Letter or in agreeing to give the Tax Deed.

8.4. Without restricting the rights or the ability of the Purchaser to claim damages on any basis, if it shall be found that any matter which is the subject of any of the Warranties is not as represented or warranted then, if the Purchaser shall so elect by notice in writing to them, the Warrantors jointly and severally shall on demand pay to the Purchaser a sum equal to the amount by which the value (or amount) at Completion of any asset or liability of the Company (computed for this purpose on the basis that full provision was made for the facts and circumstances in relation to which such breach arose) was less or, in the case of a liability, greater than the value (or amount) at Completion of such asset or liability (computed for this purpose on the assumption that the facts and circumstances had been such as to involve no such breach) together with such other amounts as shall be required to compensate them for any other loss or damage which they shall have suffered.

9.                LIMITATION OF LIABILITY

9.1. The following provisions of this clause 9 shall operate to limit the liability of the Warrantors under the Warranties in the fourth schedule and references to "BREACH", "CLAIM" and "LIABILITY" (and any similar expression) shall, unless the context otherwise requires, be references to a breach of or a claim or liability arising under the Warranties notwithstanding any other provisions contained in this agreement.

9.2. No claim shall be made under the Warranties or the Tax Deed unless the Warrantors shall have been given written notice of that claim by or on behalf of the Purchaser on or before the second anniversary of Completion (in the case of a liability relating to a matter other than Taxation) or the seventh anniversary of Completion (in the case of a liability relating to Taxation) other than such a liability which shall arise from fraud or wilful default in which case there shall be no limitation.

9.3. The aggregate liability of the Warrantors in respect of all claims shall not (save in the event of fraud) exceed the Headline Consideration (as defined in the sixth schedule) including all costs and expenses of or incidental to the negotiation, presentation and settlement of any claim.

9.4. The Eleventh Schedule shall also have effect as regards liability to claims.

10.               UNDERTAKINGS BY THE VENDORS

10.1. Each of the Vendors severally undertakes to the Purchaser that as soon as possible following Completion it will, and it will procure that its nominees (if any) will, execute any document which the Purchaser may reasonably require it execute or to have executed so as to vest effectively the beneficial and legal ownership of its Shares in the Purchaser or as it may direct free from all liens, charges, encumbrances and adverse claims and otherwise to give effect to the terms of this agreement.

10.2. The Vendors severally undertake with the Purchaser that, if and for so long as they remain the registered holders of any of the Shares after Completion, they will hold those Shares and the dividends and other distributions of profits or surplus or other assets in respect of such Shares and all rights arising out of or in connection with them in trust for the Purchaser and will at all times after Completion deal with and dispose of such Shares, dividends, distributions and rights as the Purchaser shall direct and (if so requested by the Purchaser) execute all instruments of proxy or other documents which may be necessary or proper to enable the Purchaser to attend and vote at any meeting of the Company.

11.               RESTRICTIONS ON THE VENDORS

11.1.             In this clause:-

                  "BUSINESS"

                  means the business of the development, licensing and maintenance of life sciences integration tools and integration software and the provision of consultancy services to support the integration of pharmaceutical discovery research or any part thereof now carried on by the Company;

                  "DIRECTLY OR INDIRECTLY" means (without prejudice to the generality of the expression) either alone or jointly or in partnership with any other person, firm or company or (except as the holder for investment purposes only of securities in any company not exceeding 3 per cent in nominal value of the securities of that class in issue or shares) as the holder of any interest in or as an employee director agent or representative of or consultant to any other person firm or company;

                  "RESTRICTION AREA" means any or all of the following:

                  -        the United Kingdom;

                  -        the European Union; and

                  -        the USA.

                  "RESTRICTION PERIOD" means the period of 3 years from Completion.

11.2. Robert Booth, Tomas Flores and Paolo Zanella, in the case of clause 11.2.1 below, and each Individual Vendor, in the case of clause 11.2.2. below, severally undertakes to the Purchaser (for itself and for the benefit of the Company) that he will not, and he will procure that his Associates will not (other than for and on behalf of the Company) without the prior written consent of the Purchaser directly or indirectly:-

11.2.1. at any time during the Restriction Period in the Restricted Area in relation to a business which may in any way be the same as or similar to or in competition with the Business, canvass, solicit or entice the custom of or deal with or supply any goods or services to any person who at the date of this agreement or at any time during the period of two years prior to Completion has been a customer or client of the Company in respect of such goods and services and with whom he shall have had personal contact during such two year period (save that for the avoidance of doubt Paolo Zanella being employed or providing consultancy services to any venture capital or similar investor which invests in competitors of the Company shall not of itself be a breach of this clause provided that he does not himself do any of the things prohibited by this clause or provide any information to enable any other person to do any of the things referred to in this clause); or

11.2.2. at any time during the Restriction Period offer employment to or employ or offer or conclude any contract for services with any person who as at Completion or during the two year period prior thereto shall be or have been a director, employee, consultant or agent of the Company who by reason of his position is or was or is or was likely to be in possession of Confidential Information (as defined in clause 11.3.1); or

11.3. Each Vendor severally undertakes, subject as provided in clause 11.3.3 below, to the Purchaser (for itself and for the benefit of the Company) that he will not, and he will procure that his Associates will not (other than for and on behalf of the Company) without the prior written consent of the Purchaser directly or indirectly:-

11.3.1. except as required by law at any time disclose to any person or use for his own benefit (or that of any other person), or claim any right, title or interest in or to, any information or know-how of a confidential nature concerning and relating to the goodwill of the Company including (without limitation) information and know-how as to products, processes, techniques, suppliers, customers, finances, business policy and expansion or forward planning programmes ("CONFIDENTIAL INFORMATION") which he shall have acquired before Completion or any Software or Intellectual Property Rights of the Company or any Licensed Rights held by the Company; or

11.3.2. at any time falsely represent himself as being connected with or interested in the Company; or

11.3.3. at any time do or say anything likely or calculated to lead any person, firm or company to withdraw from or cease to continue offering to the Company any rights (whether of purchase, sale, import, distribution, agency or otherwise) then enjoyed by it or in any other way to cease to do business or reduce the amount of business it transacts with any member of the Group (save that this clause 11.3.3. shall not apply to the Lenders in relation to their investments in companies from time to time); or

11.3.4. at any time carry on a business under the name "Synomics" or any part combination or abbreviation thereof or any similar or other name likely to confuse or mislead any part of the public.

11.4. Each of the Individual Vendors, in respect of clauses 11.2 and 11.3, and each of the Vendors in respect of clause 11.3, acknowledge and agree with the Purchaser that:-

11.4.1. each of the sub-clauses contained in clauses 11.2 and 11.3 constitutes an entirely separate severable and independent covenant by and restriction on him;

11.4.2. the duration, extent and application of each of the restrictions contained in clauses 11.2 and 11.3 are no greater than is necessary for the protection of the goodwill and trade connections of the Business and the value of the Company; and

11.4.3. if any restriction contained in clauses 11.2 and 11.3 shall be found void but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective.

12.               NATURE OF OBLIGATIONS

12.1. Each of the obligations, representations, warranties, indemnities and undertakings entered into or made by or on behalf of any of the parties to this agreement (excluding any obligation fully performed at Completion) shall continue in full force and effect notwithstanding Completion taking place.

12.2. The rights and remedies of the Purchaser in respect of a breach of any provision of this agreement or pursuant to the Tax Deed shall not be affected by Completion or by whether the matters constituting such breach or other matters were known or could have been known by the Purchaser prior to Completion and, save to such extent that the Purchaser's actual knowledge shall as a matter of law prohibit it from making a claim for a breach of the Warranties, no such actual or constructive knowledge shall in any way constitute a waiver of any of the Purchaser's rights.

12.3. Any right or remedy of the Purchaser in respect of a breach of any provision of this agreement shall be in addition and without prejudice to all other rights and remedies of the Purchaser and the exercise or failure to exercise any such right or remedy shall not constitute a waiver by the Purchaser of that or of any of its other rights or remedies.

12.3.1. Save as provided in this clause and clause 12.4.2 none of the rights or obligations referred to in this agreement may be assigned or transferred to any other person without the prior written consent of all the parties to this agreement. The Lenders may assign their rights and obligations after Completion to another member of their respective Lender's Group provided that 3i Group plc will procure compliance by any assignee with the obligations of 3i Group plc or 3i Bioscience Investment Trust plc assigned to such assignee and will indemnify the Purchaser against any loss, damage and liability suffered by it as a consequence of such assignee failing to comply with such obligations and TVM Techno Venture Management III GmbH & Co Beteilingungs KG will procure compliance by any assignee with its obligations assigned to such assignee and will indemnify the Purchaser against any loss, damage and liability suffered by it as a consequence of such assignee failing to comply with such obligations.

12.3.2. If the Shares shall at any time be sold or transferred the benefit of each of the obligations, representations, warranties, indemnities and undertakings entered into or made by or on behalf of the Vendors and Warrantors pursuant to this agreement and the Tax Deed shall be assignable to any company (an "ASSOCIATED COMPANY") which shall be a wholly owned subsidiary of the Purchaser or which shall be a holding company of the shares of the Purchaser or a wholly owned subsidiary of such holding company but only for so long as such company remains an associated company of the Purchaser.

12.4. Any liability of any of the Vendors or Warrantors to the Purchaser under this agreement or the Tax Deed may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser (in its absolute discretion) as regards any of the Vendors without in any way prejudicing or affecting the Purchaser's rights against any of the others of them in respect of the same or a like liability whether joint or several or otherwise.

13.               ANNOUNCEMENTS

                  Save for the Lenders who may disclose details of this transaction in their normal course of marketing activities (provided that any reference therein to the Purchaser beyond simply referring to it as the Purchaser shall require the prior approval of the Purchaser), the parties undertake that none of them shall either before or after Completion make any announcement or issue any circular to the press or shareholders (otherwise than as required by law or in accordance with the requirements of The London Stock Exchange or the Panel on Takeovers and Mergers or the US Securities and Exchange Commission) or the employees, suppliers or customers of the Company concerning the terms and conditions of this agreement without the text of such announcement or circular first being approved by the other parties (such approval not to be unreasonably withheld or delayed) but nothing shall restrict the Vendors from making such disclosures to the directors of the Company as may be reasonably necessary for the proper performance by such directors of their duties.

14.               GENERAL

14.1. This agreement together with any other documents which this agreement expressly requires shall be signed shall constitute the entire understanding and agreement between the parties to it in relation to the subject matter of this agreement.

14.2. Any variation of this agreement shall be binding only if it is recorded in a document signed by or on behalf of the parties to this agreement.

14.3. As regards the costs in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and performance of the parties' obligations under this agreement and of all the other documents referred to in it, such costs of the Purchaser shall be paid for by the Purchaser and such costs of the Vendors shall be paid for by the Vendors under paragraph 4 of the Sixth Schedule. Without prejudice to the generality of the foregoing the sale proceeds shall be used to pay and discharge (without any payment or liability being incurred by the Company) the Vendor Expenses (as defined in the sixth schedule). The premium for the Insurance will be deducted from the Headline Consideration in accordance with the sixth schedule. Each Vendor severally shall indemnify the Purchaser against all costs and expenses (including legal, accounting and other professional costs) incurred by it in investigating, prosecuting and making any claim successfully made by the Purchaser against such Vendor pursuant to this agreement and the Warrantors shall indemnify the Purchaser against all such costs and expenses incurred by it in investigating, prosecuting and making any claim successfully against the Warrantors in relation to the Warranties or the Tax Deed provided that the liability of the Warrantors for such costs in relation to a claim in respect of the Warranties or the Tax Deed shall be met only from the proceeds of the Insurance.

14.4.1. This agreement may be executed in any number of counterparts and by the parties who sign this agreement on separate counterparts, but shall not be effective until each of the parties who signs this agreement has executed at least one counterpart.

14.4.2. Each counterpart shall constitute an original agreement but all the counterparts together shall constitute one and the same instrument.

15.               COMMUNICATIONS

15.1. All communications between the parties with respect to this agreement shall be in writing and delivered by hand (which expression shall include express delivery service such as FedEx and DHL) or sent by pre-paid post, (first class if inland, airmail if overseas) or facsimile telecopier ("FAX") to the address of the addressee as set out in this agreement, or to such other address or fax number in England as the addressee may from time to time have notified for the purposes of this clause or as specified in clause 15.2.

15.2.             Communications shall be deemed to have been received:-

15.2.1.           if delivered by hand, on the day of delivery;

15.2.2. if sent by first class post, two business days after posting exclusive of the day of posting (or five business days in the case of a posting to an overseas address);

15.2.3. if sent by fax at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at 9.30 a.m. on the next business day;

15.3. Communications addressed to the Vendors shall be sent to such of the persons specified in clause 16.2 as the persons nominated to receive service of proceedings and to 3i Group plc and 3i Bioscience Technology Investment Trust plc as follows:

                  3i Group plc, 91 Waterloo Road London SE1 8XP, Fax
                  No. +44 207 928 --- and marked for the attention of Andrew Fraser;

                  Communications addressed to the Purchaser shall be sent to

                  1. Dechert, 2 Serjeants' Inn, London EC4Y 1LT, Fax No. +44 207 353 3683 and marked for the attention of Nick Wagstaffe.

                  2. Dechert, Princeton, Pike Corporate Centre, P.O. Box 5218, Princeton, NJ 08453-5218, USA, Fax No. (609)
                           620 3529 and marked for the attention of James
                           Marino.

                  3. The Purchaser at its principal office specified herein Fax No. 001 858 458 0136 and marked for the attention of Monica Gleeson.

15.4.             In proving service:-

15.4.1. by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

15.4.2. by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause; and

15.4.3. by fax it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by fax.

16.               PROPER LAW

16.1. This agreement shall be governed by English Law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts.

16.2. The Vendors irrevocably nominate and instruct the following persons in England to receive service of any notice or proceedings required to be served upon or given to them or any of them pursuant to this agreement and the Tax Deed:


                  The Individual Vendors                     Robert Booth, one of the Vendors
                  JAFCO Co. Limited, JAFCO JS-3              Dr. Jason LoveridgeBioPharma Advisors Limited
                                                             100 Pall Mall
                  JAFCO G-6(A), JAFCO G-6(B)                 St James
                                                             London
                  JFACP G-7(A), JAFCO G-7(B)                 SW1Y 5HP
                                                             England

                  TVM Techno Venture                         Dr. Geoffrey VernonZiggus Holdings Limited
                  Management III GmbH & Co                   East Crowndale Farm
                  Beteiligungs KG                            Brook Lane
                                                             Tavistock
                                                             Devon
                                                             PL9 9DP
                                                             England


                                     -28-


                  Incyte Genomics Inc                        Robert VenemaChief Financial Officer
                                                             Incyte Genomics Inc
                                                             214 Cambridge Science Park
                                                             Cambridge
                                                             CB4 0WA
                                                             England


FIRST SCHEDULE

THE VENDORS


Column 1                                               Column 2
--------                                               --------
Robert Alec Booth,                                     860,000 Ordinary
Swan House,                                            8,335 Preferred (B) Ordinary
Swan Lane,
Guilden Morden,
Herts. SG8 0JW

Paolo Zanella,                                         1,380,000 Ordinary
6 Chemin de Vignechamps,                               20,000 Preferred (B) Ordinary
Geneva,
Switzerland,
CH - 1222

Jason Andrew Loveridge,                                6,667 Preferred (B) Ordinary
85 Brodrick Road,
London, SW17 7DX

Andries Van Dam,                                       15,000 Preferred (B) Ordinary
55, Nyatt Road,
Barrington,
Rhode Island,
USA

S Gardner,                                             690,000 Ordinary
Marchpane House,                                       690,000 Deferred Ordinary
Chrishall,
Royston. SG8 8UA

JAFCO Co., Ltd,                                        600,000 Preferred Ordinary
8th Floor                                              16,667 Deferred Ordinary
Tekko Building
1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100-0005
Japan

JAFCO JS-3,                                            300,000 Preferred Ordinary
Investment Enterprise Partnership                      8,332 Deferred Ordinary
8th Floor
Tekko Building


                                     -30-


1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100-0005
Japan

JAFCO G-6 (A), Investment                              450,000 Preferred Ordinary
Enterprise Partnership 8th Floor                       12,500 Deferred Ordinary
Tekko Building
1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100-0005
Japan

JAFCO G-6 (B), Investment                              450,000 Preferred Ordinary
Enterprise Partnership 8th Floor                       12,500 Deferred Ordinary
Tekko Building
1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100-0005
Japan

JAFCO G-7 (A), Investment                              600,000 Preferred Ordinary
Enterprise Partnership                                 16,667 Deferred Ordinary
8th Floor
Tekko Building
1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100-0005
Japan

JAFCO G-7 (B),                                         600,000 Preferred Ordinary
TOKYO 100,                                             16,667 Deferred Ordinary
8th Floor
Tekko Building
1-8-2 Marunouchi
Chiyoda-Ku
Tokyo 100
Japan

TVM Techno Venture Management                          3,000,000 Preferred Ordinary
GmbH & Co Beteiligungs                                 83,333 Deferred Ordinary
KG, Maximilian Str, 35 - Eingang C,
80539, Munchen,
Germany.


                                     -31-


3i Group Plc,                                          3,000,000 Preferred Ordinary
91, Waterloo Road,                                     83,333 Deferred Ordinary
London. SE1 8XP

3i Bioscience Investment Trust Plc,                    3,000,000 Preferred Ordinary
whose shares are held by                               83,333 Deferred Ordinary
RBSTB Nominees Limited,
67, Lombard Street,
London. EC3P 3DL

Incyte Genomics, Inc,                                  1,742,500 Preferred (B) Ordinary
3160, Porter Drive,
Palo Alto,
CA 94304,
USA

Tomas Paul Flores,                                     1,380,000 Ordinary
The Jams,                                              8,335 Preferred (B) Ordinary
Six Mile Bottom,
Newmarket,
Suffolk. CB8 0XF

Ziggus Holdings Limited                                10,000 Preferred (B) Ordinary
East Crowndale Farm
Brook Lane,
Tavistock
Devon PL19 9DP
Dr. C Jones,                                           15,000 Preferred (B) Ordinary
Chemin Du Jura 3,
1263 Crassier,
Switzerland.

Dr. A Thomas,                                          16,670 Preferred (B) Ordinary
PO Box 33136,
Los Gatos,
CA 95031-3136,
USA

R Patel,                                               15,000 Preferred (B) Ordinary
7 Hawthorne Way,
Silsoe,
Beds.


                                     -32-



S Beaulah,                                             10,000 Preferred (B) Ordinary
23, St Mary's View,
Saffron Walden,
Essex, CB10 2GF

J Boyle,                                               5,000 Preferred (B) Ordinary
c/o Life Science Informatics
Solutions Limited,
39 Sprigfield Road
Cambridge
CB4 1AD

A Brookes,                                             5,000 Preferred (B) Ordinary
4 The Brambles
Limes Park Road
St Ives
Cambs
PE27 5NJ

J Coppieters,                                          2,000 Preferred (B) Ordinary
55, Strawberry Fields,
Haverhill,
Suffolk

S Hasler,                                              3,000 Preferred (B) Ordinary
223, Campkin Road,
Cambridge. CB4 2LE

R Humphris,                                            1,500 Preferred (B) Ordinary
8, Walton Close,
Fordham,
Ely.
Cambs.

S Bell,                                                1,500 Preferred (B) Ordinary
9, Brenda Gautrey Way,
Cottenham,
Cambridge. CB4 8XW

T McKenzie,                                            1,500 Preferred (B) Ordinary
24, Scotland Road,
Cambridge.

D Garcia-Tobin,                                        1,000 Preferred (B)


                                     -33-



Dumpling Farm,                                         Ordinary
Cambridge Road.
Barton.
Cambridge.

R Bowers,                                              1,000 Preferred (B) Ordinary
2, Chatsworth Avenue,
Cambridge. CB4 3LT

G Gardiner,                                            1,000 Preferred B Ordinary
18, Rotherwick Way,
Cambridge. CB1 8RX

R Campbell,                                            500 Preferred (B) Ordinary
31, Watermead,
Bar Hill,
Cambridge. CB3 8JJ

P Bennett,                                             500 Preferred (B) Ordinary
11, Wentworth Drive,
Bishop's Stortford,
Essex. CM23 2PB

J Dickson,                                             1,500 Preferred (B) Ordinary
54, Histon Road,
Cambridge

SECOND SCHEDULE

Registered number:-        3403550

Date of Incorporation:-    9 July 1997

Incorporated under the Companies Act 1985

Registered Office:-        Compass House
                           Chivers Way
                           Histon
                           Cambridge  CB4 9AD

Authorized Capital:-       5,754,444 L0.0001 Ordinary Shares
                           1,023,332 L0.0001 Deferred Ordinary Shares
                           12,000,000 L0.0001 Preferred Ordinary Shares
                           1,892,507 L0.0001 Preferred "B" Ordinary Shares

Issued Capital:-           4,310,000 Ordinary Shares
                           1,023,332 Deferred Ordinary Shares
                           12,000,000 Preferred Ordinary Shares
                           1,892,507 Preferred B Ordinary Shares

Shareholders:-             See First Schedule

Directors:-                Robert Alec Booth            Tomas Paul Flores
                           Kenneth Briddon              Jason Andrew Loveridge
                           Paolo Zanella                Andries Van Dam
                           Dr Geoffrey Nicholas Vernon

Secretary:-                Robert Alec Booth

Accounting Reference Date:- 30 September

Subsisting Mortgages and Charges:-
Debenture dated 24 January 2001 in favour of 3i plc, 3i Bioscience Investment Trust plc and TVM Techno Venture Management III GmbH & Co Beteilgungs KG.

THIRD SCHEDULE

THE PROPERTIES

1. The suites known as 232 and 233 at Compass House, Vision Park, Histon, Cambridge CB4 9AD occupied by Licence Agreement dated 15 March 2000.

2. The rooms known as 218 and 219 at Compass House, Vision Park, Histon, Cambridge CB4 9AD occupied under Regus Business Centre Service Agreement dated 21 August 2000.

3. The rooms known as West Wing at Compass House, Vision Park, Histon, Cambridge CB4 9AD occupied by Licence Agreement dated 11 February 1999.

FOURTH SCHEDULE

WARRANTIES



1.                GENERAL

1.1.              THE SHARES

1.1.1. The Shares, together with those numbers of shares specified in the First Schedule against the names of those shareholders of the Company who have not signed this agreement will at Completion constitute the whole of the issued and allotted share capital of the Company. All shares in issue in the Company are fully paid or credited as fully paid.

1.1.2. Immediately following Completion there will be no options, rights to subscribe for, conversion rights, calls or contracts for the issue or allotment or transfer of any shares in the capital of the Company or instruments convertible into shares of the Company in favour of any person and without limitation to the foregoing all options in favour of all Option Holders have been validly and effectively cancelled without any payment of money or other obligation (actual or contingent) being made or incurred by the Company.

1.2.              ACCURACY OF INFORMATION

                  All written information given by any of the Vendors or their agents to the Purchaser or its agents relating to the business, activities, affairs, or assets or liabilities of the Company (including, without limitation, the replies made by the Vendors' Solicitors to the questionnaire sent by the Purchaser's Solicitors in relation to the Company) in the course of the negotiations leading up to this agreement was, when given, and is now true, complete and accurate and not misleading.

1.3.              ACCURACY OF DISCLOSURE LETTER

                  All statements of fact and information contained or referred to in and all documents annexed to the Disclosure Letter are true, complete and accurate and not misleading, all statements of opinion in the Disclosure Letter have been made after due and careful enquiry and are reasonably believed to be correct and nothing has been omitted from the Disclosure Letter which renders any of such statements incomplete, inaccurate or misleading.

2.                THE COMPANY

2.1.              THE COMPANY

                  The Company is a private company limited by shares incorporated in England and the information set out in the second schedule is correct.

                  The Company's sole business is that of software development and related services and it has never carried on any other business. The Company does not have, and never has had, any subsidiaries.

2.2.              DIRECTORS

                  The Company does not have any directors, shadow directors or alternate or associate directors other than the persons listed in the second schedule.

2.3.              TRADING NAMES ETC

                  The Company uses (and since its incorporation has used) no name other than its corporate name for any purpose.

2.4.              AGENTS

                  No person is authorized to act as agent for the Company or to bind the Company otherwise than the directors of the Company acting as the Board. There are no powers of attorney given by the Company which are in force.

2.5.              OVERSEAS AGENCIES

                  The Company does not have any branch, agency or any permanent establishment outside the United Kingdom.

2.6.              STATUTORY AND OTHER REGULATIONS

2.6.1. The Company has at all times carried on business and conducted its affairs in all respects in accordance with its Memorandum and Articles of Association and other shareholder agreements for the time being in force.

2.6.2. All permits necessary to the proper carrying on of the business of the Company have been obtained and the Company is not and has not been in breach of any of their terms or conditions.

2.6.3. Neither the Company nor any of its officers is in breach of or has failed to comply in full with any law applying to or affecting the business or activities of the Company and the Company has not received any notice letter or complaint alleging a breach by it of any law.

2.6.4. There are no investigations or enquiries (pending, threatened or in existence) by or on behalf of any governmental or other body in respect of the affairs of the Company.

2.7.              STATUTORY BOOKS AND MEMORANDA AND ARTICLES OF ASSOCIATION

2.7.1. The Register of Members and other books and records required by the Companies Act to be kept by the Company contain an accurate and complete record of the matters with which they should deal and there has been no notice of any proceedings to correct or rectify any such books.

2.7.2. The copy of the Memorandum and Articles of Association of the Company attached to the Disclosure Letter is complete and accurate in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380 of the Companies Act.

2.8.              INSOLVENCY

2.8.1. The Company has never been a party to any transaction to which the provisions of sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable.

2.8.2. No order has been made or petition presented or resolution passed for the winding up or administration of the Company, no receiver or administrator or administrative receiver has been appointed or could lawfully be appointed by any person of the Company's business or assets or any part thereof, the Company is not insolvent and has not stopped payment and is not unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986).

2.9.              PURCHASE OF SHARES

                  The Company has not at any time acted in breach of section 151 of the Companies Act and nor has it ever given financial assistance in connection with the acquisition of its own or any holding company's shares in accordance with the provisions of section 155 of the Companies Act.

                  The Company has never reduced, purchased or redeemed its share capital or agreed to do so.

2.10.             REGISTRATION OF CHARGES

                  All charges in favour of the Company have (if appropriate) been registered in accordance with the Companies Act.

2.11.             POSSESSION OF DOCUMENTS

                  All title deeds relating to the assets of the Company and an executed copy of all agreements to which Company is a party and the original copies of all other documents which are owned by, or which ought to be in the possession of, the Company are in its possession.

3.                THE ACCOUNTS

3.1.              THE ACCOUNTS

                  The Accounts:-

3.1.1. have been prepared in accordance with the historical cost convention;

3.1.2. comply with the requirements of the Companies Act, all other relevant statutes, all relevant SSAP's, all relevant pronouncements issued or adopted by the Accounting Standards Board Limited and other generally accepted accounting practices ("GAAP") applicable to a United Kingdom company and have been audited in accordance with the Auditing Standards issued by the Auditing Practices Board;

3.1.3. have been prepared on the same bases and policies of accounting as the published statutory accounts of the Company for the preceding two accounting reference periods (and in particular there has been no change in any practice or policy or in any methods or bases of valuation or any accountancy treatment relating to the keeping of any such accounts);

3.1.4. give a true and fair view of the state of affairs of the Company at the Balance Sheet Date and of its profit or loss for the financial period ended on the Balance Sheet Date;

3.1.5. properly disclose all the assets of the Company as at the Balance Sheet Date;

3.1.6. contain proper provision or reserves or appropriate notes in respect of all liabilities (whether actual or contingent, quantified or disputed) of the Company as at the Balance Sheet Date;

3.1.7. contain proper provision or reserves for Taxation assessed or liable to be assessed on the Company or for which it is or may become liable up to the Balance Sheet Date and any liability to pay Taxation which has been deferred for any reason;

3.1.8. contain proper provision for depreciation and for any obsolescence of assets (all rates of depreciation being consistent over the two financial years preceding the Balance Sheet Date) and the policy of depreciation has been applied in accordance with SSAP 12;

3.1.9.            [intentionally omitted]

3.1.10. properly disclose all capital and leasing commitments of the Company; and

3.1.11.           are not affected by any extraordinary or non-recurring items.

3.2.              PAST ACCOUNTS

                  The published statutory accounts of the Company for the two accounting reference periods preceding the period to which the Accounts relate comply with the same criteria as described in relation to the Accounts in paragraph 3.1 in relation to the periods in respect of which and the date to which they were each prepared.

3.3.              BOOK DEBTS SHOWN IN THE ACCOUNTS

                  The debts shown in the Accounts (less the amount of any provision or reserve calculated on the same basis as that applied in the published statutory accounts of the Company for the preceding two accounting reference periods) were good and collectable in full in the ordinary and normal course of business and have realised the net amount thereof and none of those debts:-

3.3.1. was at the Balance Sheet Date subject to any counter-claim or set off (except to the extent of any such provision or reserve) or overdue by more than eight weeks; or

3.3.2. has subsequently been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable (in whole or in part).

3.4.              ACCOUNTING RECORDS

                  All accounts, books, ledgers, financial and other records of the Company are in the possession of the Company have been kept and completed in accordance with statutory requirements and show and explain all transactions entered into by the Company.

4.                THE PROPERTIES

4.1. Save for the Company's serviced premises at the Properties , the Company does not occupy and has no interest in any real property. A complete copy of all the terms and obligations applicable to the Company's occupation of the Properties is attached to the Disclosure Letter.

4.2. The Company is not under any liability, actual or contingent, in respect of any obligation which it may have undertaken as tenant, licensee, assignee or surety relating to any real property other than the Properties.

4.3. The Company is not in default of any of its obligations relating to the Properties.

5.                FIXED AND CURRENT ASSETS

5.1.              OWNERSHIP OF ASSETS

                  The Company is the sole owner with good and marketable title free from all liens, charges, encumbrances, options or adverse claims (including any hiring, licensing or rental agreements or reservations of title) of all the assets included in the Accounts or acquired after the Balance Sheet Date which it owns or reputedly owns (subject to sales of current assets in the ordinary and normal course of its trading) or which are now in its possession or under its control or which it uses in its business and the Company has not agreed to create or grant any lien, charge, option or other Encumbrance over such assets.

5.2.              ASSETS USED IN THE BUSINESS

5.2.1. The assets owned by the Company together with any assets held under any hire or hire purchase rental or leasing agreement (the material details of which are contained in the Disclosure Letter) comprise all the assets necessary for the continuation of the Company's business as now carried on.

5.2.2. The Company does not use and there is no necessity for it to use in the course of its business any asset which belongs to or is hired, leased or licensed to or is otherwise in the possession or under the control of the Vendors (or any of them) or any of their Associates.

5.3.              PLANT AND MACHINERY

5.3.1. The vehicles and other equipment owned by or used in connection with the business of the Company ("EQUIPMENT"):-

5.3.1.1. are in a good and safe state of repair and condition, complies in all material respects with the relevant standards required by the Occupiers Liability Acts 1957 and 1984, the Factories Act 1961, the Offices, Shops and Railway Premises Act 1963 and the Health and Safety at Work etc. Act 1974 and all other legislation regulating the health and safety of equipment used in the Company and none of it is in need of renewal or replacement other than on the basis set out in the Disclosure Letter;

5.3.1.2. are in the possession and (save for those items the subject of the hire, hire purchase, rental or leasing agreements listed in the Disclosure Letter) control of the Company; and

5.3.1.3. are all capable, and (subject to normal wear and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Company (in accordance with the normal recognised accountancy principles consistently applied prior to the date hereof) of doing the work for which they were designed or purchased.

5.3.2. The registers of the Company comprise a complete and accurate record of all the Equipment.

5.3.2.1. Maintenance contracts are in full force and effect in respect of all Equipment which is of a kind which is normal or prudent to have maintained by independent or specialist contractors;

5.3.2.2. the Equipment has been regularly maintained to a good technical standard including compliance with all appropriate safety regulations and manufacturers instructions; and

5.3.2.3. the Company did not suffer any material failures or breakdowns in the Equipment during the year preceding the date of this agreement.

5.4.              COMPUTER EQUIPMENT AND SOFTWARE

5.4.1. The Company has in force maintenance contracts for all items of computer hardware (including operating systems) and software support contracts for all items of software which it uses and there is no reason to believe that these maintenance and support contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

5.4.2. The Company did not suffer any failures or breakdowns of or bugs in the computer hardware which it now uses during the year preceding the date of this agreement.

5.4.3. The Company has operated and used all items of computer hardware used by it in accordance with the manufacturers recommendations including (without limitation) any recommendations as to environmental conditions and power supply.

5.5.              INTEGRITY OF COMPUTER SYSTEMS

5.5.1. The Company has taken proper precautions to preserve the availability confidentiality and integrity of its computer systems.

5.5.2. So far as the Company is aware all computer software (including all programs and data in such software) used by the Company is reliable and readable and all media on which such software is stored are in good readable condition and contain no programs or data which are either intended to or which may have the effect of modifying, deleting or otherwise impairing such software (or any of the programs or data in such software) or any other programs or data which are either intended to or which may have the effect of impairing any computer hardware.

5.5.3. The Company is not aware of any case where unauthorized access to the Company's computer systems has taken place, or where any of the software or data in those computer systems has been modified without the Company's express authority or where fraud has been committed against the Company by use or abuse of its computer systems whether alone or in conjunction with any third party.

5.6.              LEASED ASSETS

                  The Company does not use any asset, under a lease or similar agreement.

5.7.              BOOK DEBTS

5.7.1. None of the debts which are due to the Company at the date of this agreement and which shall have arisen after the Balance Sheet Date are now or have at any time been overdue by more than 30 days nor have any of those debts been written off or proved to be irrecoverable to any extent.

5.7.2. The full amount of all debts which shall be owing to the Company at Completion (whenever arising) will be recovered in full free of any counter-claim or set off (less the amount of any provision or reserve which has been calculated on the same basis as that applied in the Accounts or disclosed in the Disclosure Letter) in the ordinary and normal course of business.

5.7.3. Since the Balance Sheet Date no other obligations due to the Company have been written off or written down or have proved to be irrecoverable in whole or in part or are now regarded as irrecoverable nor has there been any agreement for the release of any person under any liability to the Company.

6.                SOFTWARE AND INTELLECTUAL PROPERTY

6.1.              In this paragraph 6:-

                  "SOFTWARE" means the computer software owned by the Company the details of which, and the associated Intellectual Property Rights of the Company relating to which, are specified in schedule 9 including all programs and data in such software and all manuals and operator guides relating to such software;

                  "THIRD PARTY SOFTWARE" means the computer software licensed to the Company the details of which are specified in schedule 10 (each a "Software Licence") including all programs and data in such software and all manuals and operator guides relating to such software;

                  "SOURCE CODES" means the source codes which are included in or relate to the Software in each case deposited on magnetic media, all information in human readable form necessary to enable a reasonably skilled programmer or analyst to maintain or enhance the Software and the Third Party Software without the assistance of any other person or reference to any other materials, including all maintenance tools (test programs and program specifications) and all logic manuals and flow charts made by developers of such source codes which relate to such source codes.

                  "INTELLECTUAL PROPERTY RIGHTS" includes patents, trade marks, service marks, registered designs, design rights, semi-conductor, topography rights, copyrights, database rights, know-how, get up, confidential information, business names, internet domain names and any other similar protected rights in any country together with pending applications for registration or recording thereof;

                  "LICENSED RIGHTS" means the Intellectual Property Rights not owned by the Company but used or required by the Company in connection with its businesses including the Intellectual Property Rights in the Third Party Software.

6.2. The Company does not use or incorporate any Third Party Software or the Intellectual Property Rights of any other person in any of the Software sold, licensed, supplied, developed, maintained or otherwise provided to or for any customer of the Company.

6.3. The Software and the Third Party Software is all the computer software owned, used, required or supplied by the Company in connection with its business.

6.4. The Company does not own or need to use any Intellectual Property Rights apart from its own know-how and confidential information and the Intellectual Property Rights in the Software, the Third Party Software and in the Source Codes of the Software. The Company does not need to use the Source Codes of the Third Party Software.

6.5. The Company is the sole beneficial owner of the Intellectual Property Rights in the Software and the Source Codes of the Software, free from Encumbrances, each of such Rights is valid and enforceable and none of them is being claimed, opposed or attacked by any other person.

6.6. So far as the Company is aware, the Company has used all necessary care and skill in the development of the Software.

6.7. The Company has not restricted or disposed of any ability to use, develop, maintain, sell, license, provide or otherwise supply the Software or the Source Codes of the Software or any Intellectual Property therein in such manner or on such terms as the Company may think fit or agreed to do any of the foregoing.

6.8. No right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Intellectual Property Rights in the Source Codes of the Software and so far as the Company is aware, no act has been done by the Company or omission capable of remedy by the Company occurred whereby they or any of them have ceased or might cease to be valid and enforceable.

6.9. So far as the Company is aware the business of the Company (and, so far as the Company is aware, of any licensee under a licence granted by the Company) as now carried on does not and is not likely to infringe any Intellectual Property Rights of any other person or give rise to a liability on the Company to pay compensation pursuant to sections 40 and 41 Patents Act 1977.

6.10. All formulae, processes and other information forming part of the Intellectual Property Rights in the Software and the Source Codes of the Software or of the Licensed Rights (including in each case know-how and confidential information) are adequately documented and to the extent that they are confidential or material to the business of the Company or the subject of a confidentiality obligation in favour of the Company's licensor have not been (and nor is there any agreement that they will be) disclosed to any third party by the Company.

6.11. So far as the Company is aware the Company has complied with its obligations' representations, warranties and undertakings pursuant to any contract which requires the Company to develop, license, sell, provide, maintain or otherwise supply any of the Software or services in relation to the Software and in particular, any such Software conforms to the specifications contained or referred to in the relevant contract and so far as the Company is aware is fully capable of performing all tasks and functions for which it has been developed, licensed, sold, provided, maintained or otherwise supplied.

6.12. All manuals and operator guides relating to the Software and the Third Party Software are sufficient to enable the Purchaser to make full, proper and efficient use of the Software and the Third Party Software.

6.13. The Company owns and is in possession of up to date and accurate copies of the Source Codes of the Software. The disclosure letter identifies the names of all persons who have been provided by the Company with a copy of the Source Codes of the Software.

6.14. No right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Intellectual Property Rights in the Software otherwise than by way of a non-exclusive licence to use the Software in object code form only granted on a commercial basis in the ordinary course of the business of the Company.

6.15. The terms of any licence granted by or on behalf of the Company to use the Software have been attached to the Disclosure Letter and such licences are enforceable by the Company in accordance with their terms and there has not been any default (or any event which with notice or lapse of time or both would constitute a default) under any of them by the Company or so far as the Company is aware by any other party to such licences.

6.16. Every copy of the Software supplied pursuant to the licences referred to in paragraph 6.15 has included appropriate copyright notices and effective protection against copying and against access to the Source Codes of the Software.

6.17. So far as the Company is aware, none of the Intellectual Property Rights in the Software and the Source Codes of the Software are being used by any other person other than in accordance with the terms of licences granted by or on behalf of the Company.

6.18. The Company has not registered or applied to register any of the Intellectual Property Rights in the Software and the Source Codes or any other Intellectual Property Rights in any country in which they are used and in which paid registration is possible.

6.19. There is no reason to believe that any Intellectual Property Rights in the Software and the Source Codes cannot be registered by the Company in countries in which they are used and in which such registration is possible and (in the case of trade and service marks which form part of such Rights) in respect of the goods and services in relation to which they are used. The Company is not aware from such enquiries as it may have made of any reason to believe that the Company cannot be registered as proprietor of such Rights in all other countries of the world where such registration is possible and (in the case of trade and service marks which form part of such Rights) in respect of all other goods and services.

6.20. So far as the Company is aware the Company has in force software support contracts for all relevant items of Third Party Software and so far as the Company is aware no reason to believe that these software support contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

6.21. Neither the Company nor, so far as the Company is aware, any customer of the Company suffered any material failures or bugs in or breakdowns of the Software during the year preceding the date of this agreement. The Company did not suffer any failures or breakdowns or bugs in or of any of the Third Party Software in the year preceding the date of this agreement.

6.22. So far as the Company is aware, none of the Company's employees or independent contractors involved in the development of the Software were, during the period of such development, under any obligation to any third party (whether in relation to any previous service contract or contract for services or otherwise) which would or might have an adverse effect on the Company's claim to ownership of the Software or the Source codes of the Software.

6.23. The Software Licences authorise the Company to use the Third Party Software in the ways in which they are in fact used or are required to be used in connection with the business of the Company as it is now carried on.

6.24. The Software Licences are in full force and effect and are enforceable by the Company in accordance with their terms and there has not been any default (or any event which with notice or lapse of time or both would constitute a default) under any of them by the Company or so far as the Company is aware by any other party to such Software Licences.

6.25. The Company does not use or need to use for the purposes of its business as now carried on by it any Licensed Rights save for Licensed Rights relating to the Third Party Software.

6.26. So far as the Company is aware no right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Licensed Rights and no act has been done by the Company or omission capable of remedy by the Company occurred whereby they or any of them have ceased or might cease to be valid and enforceable.

7.                FINANCIAL POSITION

7.1.              Events since the Balance Sheet Date

                  Since the Balance Sheet Date:-

7.1.1.            [intentionally omitted]

7.1.2. the business of the Company has been carried on in the ordinary and normal course, without any interruption and without any alteration in its nature, conduct, scale, scope or manner and no unusual or abnormal contract differing from the ordinary contracts necessitated by the nature of its business has been entered into by the Company;

7.1.3.            there has been no change in:-

7.1.3.1. the manner or time of the issue of invoices or collection of debts; or

7.1.3.2.          the policy of reserving for debtors;

7.1.4. no substantial supplier or customer of the Company (being a supplier who, during the period covered by the Accounts supplied more than 5% of the invoice value of all of the Company's purchases or a customer who during the period covered by the Accounts purchased more than 5% of the invoice value of all of the Company's sales) has ceased or substantially reduced its trade with the Company;

7.1.5. no asset has been acquired or disposed of or has been agreed to be acquired or disposed of (save for assets acquired or disposed of in the ordinary and normal course of business on arm's length terms) and no contract involving expenditure by it on capital account has been entered into by the Company;

7.1.6. the Company has not paid or become liable to pay any management, service or other charge or other payment of any kind to the Vendors or to any person with whom the Vendors are connected (within the meaning of section 839 Taxes Act) other than in respect of goods and services supplied in the ordinary and normal course of business on commercial terms;

7.1.7. the Company has neither disbursed nor received any cash except in the ordinary and normal course of its business and all amounts received by or on behalf of the Company have been deposited with its bankers and appear in the appropriate books of account;

7.1.8. the Company has not declared, paid or made any dividends or other distributions within the meaning of the Taxes Act;

7.1.9. the Company has not made any loans or incurred any borrowings or liabilities except trade creditors or borrowings under the Loan Agreement in the ordinary and normal course of its business; and

7.1.10. the accounting reference period of the Company has not ended or been extended.

7.2.              AMOUNTS DUE TO CREDITORS

                  [intentionally omitted]

7.3.              BANK AND OTHER BORROWINGS

7.3.1. Full details of all limits on the Company's bank overdraft and other borrowing facilities together with true, complete and accurate copies of all letters of credit, guarantees and other financial instruments issued on behalf of or for the benefit of the Company and which remain in force are contained in the Disclosure Letter.

7.3.2. The total amount borrowed, and the terms of such borrowing, by the Company does not exceed any limitation contained in its Memorandum or Articles of Association or pursuant to any other document or obligation to which the Company is a party or by which it is bound and the amount borrowed from its lenders does not exceed its facilities.

7.3.3. No overdraft or other financial facilities of the Company are dependent upon a guarantee of, or a security provided by, the Vendors or any third party.

7.3.4. The Company does not have outstanding and has not agreed to create or issue any loan capital; nor has it factored or discounted any of its debts (or agreed to do so), or been engaged in financing of a type which would not require to be shown or reflected in the Accounts; or borrowed any money which it has not repaid (save for borrowings not exceeding the amounts shown in the Accounts).

7.3.5. The Company has not since the Balance Sheet Date, repaid, or become liable to repay, any loan or indebtedness in advance of its stated maturity.

7.3.6. Neither the acquisition of the Shares by the Purchaser nor the compliance of any terms of this agreement will entitle (and no other event has occurred which would entitle) any third party (with or without the giving of notice) to call for the repayment of any indebtedness of the Company prior to its normal maturity date other than the Loan Agreement a copy of which is attached to the Agreement at appendix 4 .

8.                TAXATION

8.1.              DEFINITIONS

                  In this Part 8:

                  "ACT" means advance corporation tax;

                  "CAA" means the Capital Allowances Act 1990;

                  "IHTA" means the Inheritance Tax Act 1984;

                  "TCGA" means the Taxation of Chargeable Gains Act 1992;

                  "TMA" means the Taxes Management Act 1970;

                  "VAT" means value added tax;

                  "VATA" means the Value Added Tax Act 1994.

8.2.              GENERAL

8.2.1. All returns, amended returns, computations and payments which should be or should have been made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up to date and correct and none of them is now the subject or so far as the Company is aware likely to be the subject of any dispute with the Inland Revenue or HM Customs and Excise or other authority concerned.

8.2.2. All particulars furnished to the Revenue in connection with the application for any consent or clearance on behalf of the Company accurately disclosed all facts and circumstances material to the decision of the Revenue, any such consent or clearance is valid and effective and any such transaction for which such consent or clearance has previously been obtained has been carried into effect only in accordance with the terms of the relevant application and consent for clearance.

8.2.3. The Company is not the subject of a back duty investigation or in-depth enquiry by any fiscal authority and there are no facts known to the Company which may give rise to the same.

8.2.4. All income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension have been properly deducted by the Company and (together with any employer's contribution) have been fully and correctly paid to the appropriate authority and proper records thereof have been maintained.

8.2.5. All Taxation required to be deducted from any payments made by the Company which it is obliged or entitled to make has been deducted and accounted in full to the appropriate authority.

8.2.6. The Company has never been requested to furnish information pursuant to notices served under section 745 or 778 Taxes Act.

8.2.7. No transactions have been undertaken falling within sections 765 or 765A Taxes Act.

8.2.8. The Company is not and has at no time been an investment company, a close investment company or an investment trust company for Taxation purposes.

8.2.9. The Company has not since the Balance Sheet Date taken any action which has had, or might have, the result of altering or prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with the Revenue.

8.2.10. The Taxation computations for all accounting periods of the Company ended on or before the last accounts date to which tax computations have been agreed with the Revenue or if not known the last accounts date of the Company, have been agreed with the Revenue.

8.2.11. The Company is and has always been resident only in the United Kingdom for Taxation purposes and has never carried on any trade, business or other activities outside the United Kingdom other than the export of its goods and/or services in the ordinary and normal course of its business.

8.3.              TAXABLE PROFITS

8.3.1. The Company has not directly or indirectly paid any remuneration, emoluments or compensation for loss of office or made any gratuitous payment or transferred any assets to any of its present or former directors or employees, the cost of which will not be deductible for Taxation purposes.

8.3.2. The Company has not made and is under no obligation pursuant to which it is or at any time may become liable to make any payment of interest, annuity or other annual payment such as may be disallowed as a deduction as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of section 125 or section 787 Taxes Act or otherwise.


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

8.3.3. No transactions or arrangements involving the Company have taken place or are in existence such that the provisions of section 770 Taxes Act could be or have been applied.

8.3.4. There have been no events or circumstances such that sections 343 or 768 Taxes Act have been or could be applied.

8.4.              CAPITAL ASSETS

8.4.1. Save as provided for in the Accounts the values attributed to each of the assets of the Company as at the Balance Sheet Date is such that on any disposal of any of those assets which is treated for Taxation purposes as being for a consideration equal to such value (ignoring any relieves and allowances available to the Company other than amounts falling to be deducted under section 38 TCGA) no chargeable gain or allowable loss would arise.

8.4.2. Since the Balance Sheet Date no asset has been acquired otherwise than by way of a bargain made at arm's length and for a consideration equal to its market value.

8.4.3. The Company is not subject to any contingent liability as is mentioned in section 49 TCGA.

8.4.4. The Company has not effected or been a party to any demerger such as is mentioned in sections 213 to 218 Taxes Act.

8.4.5. The Company has not been a party to or involved in any transaction within section 29 TCGA or any scheme or arrangement within sections 30 to 34 TCGA.

8.4.6. The Company has never made a claim pursuant to sections 23 or 24 TCGA.


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

8.4.7. The Company has never been a party to a transaction falling within section 17 TCGA.

8.4.8. The Company has not received any asset by way of gift as mentioned in section 282 TCGA.

8.4.9. The Company does not own any shares or securities acquired as a "new holding" under the provisions of sections 126 to 130 TCGA.

8.4.10. Neither the Company nor any company which was a member of the same group of companies at the relevant time has made any claim under sections 152, 153 or 247 TCGA.

8.4.11. The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 TCGA.

8.4.12. The Company has not been a party to any depreciatory transactions within the meaning of sections 176 and 177 TCGA.

8.4.13. The Company has not been subject to any claim or election under section 35 or Schedule 4 TCGA, whether made by itself or any other person.

8.4.14.           The Company has never made an election under paragraph 4 of
                  Schedule 2 TCGA.

8.4.15. The Company will not be subject to corporation tax on the disposal of any debt owing to the Company.

8.4.16. Each and every loan made by the Company is a "qualifying loan" for the purpose of section 253 TCGA.

8.4.17.           The Company is not entitled to any loss to which section 18
                  TCGA applies.

8.4.18. The Company does not own and has not owned and has never issued any relevant discounted securities or qualifying corporate bonds (as defined in Schedule 13 Finance Act 1996 or section 117 TCGA respectively).

8.4.19. The Company has sufficient information contained in its records to calculate any chargeable gain or allowable loss which may arise as the result of the disposal of assets owned by the Company at the Balance Sheet Date.

8.5.              CAPITAL ALLOWANCES

8.5.1. The book value of each of the assets of the Company in or adopted for the purposes of the Accounts on which capital allowances are calculated separately does not exceed the written down value of such asset for the purposes of the CAA and the aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of that Act does not exceed the written down value of the qualifying expenditure under that Act.

8.5.2. The Company has not been a party to or involved in any transaction whereby a balancing allowance would be denied or reduced by virtue of section 5 CAA.

8.5.3. No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of sections 1(6), 42 or 47 CAA.

8.5.4. No capital expenditure has been incurred which is subject to the provisions of section 75 CAA.

8.6.              GROUP ARRANGEMENTS


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

8.6.1. The Company has never been a member of any group of companies for any Taxation purpose.

8.6.2. The Company has not ceased to be a member of a group of companies for the purposes of sections 178 and 179 TCGA and will not cease to be a member of such a group as a result of Completion.

8.6.3. The Company has not at any time within the period of six years ending with the date of this agreement, acquired any assets other than trading stock from any company which, at the time of the acquisition, was a member of the same group (as defined in section 170 TCGA) as the Company.

8.6.4. The Disclosure Letter sets out full details of any surrender or agreement to surrender, or acceptance or agreement to accept the surrender, by the Company of any amount by way of group relief under the provisions of sections 402, 403 and 407 to 413 Taxes Act.

8.6.5. All claims for group relief made by the Company were valid and have been or will be allowed by way of relief from corporation tax and the Company is not and will not, as a result of anything done before the date of this agreement, become liable to make any payment for an amount surrendered by any other company under or in connection in with the provisions of section 402 Taxes Act.

8.6.6. The Company is not and has not at any time been party to any arrangement falling within section 410 Taxes Act.

8.6.7. The Company has not made or purported to make any election under section 247 Taxes Act.

8.6.8. The Company has not made nor received nor purported to make or receive any surrender of the benefit of ACT under section 240 Taxes Act.

8.6.9. The Company is not liable to be assessed to any Taxation under the provisions of section 190 TCGA.

8.7.              DISTRIBUTIONS AND ADVANCE CORPORATION TAX

8.7.1. The Company has not at any time done anything which has been or will be treated as a distribution for the purposes of sections 209 or 210 Taxes Act.

8.7.2. No event or series of events has occurred which might cause the disallowance of the carry forward of losses or excess charges or such that any of sections 245 or 245A or 245B Taxes Act have applied or could apply.

8.7.3. The Company has not issued any share capital to which the provisions of section 249 Taxes Act or section 141 TCGA applies nor does it own any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

8.7.4. The Company will be entitled in respect of any qualifying distribution made by it to a full set off of its corresponding payment of ACT under section 239(1) Taxes Act or in so far as there is no set off under section 239(1) or in so far as any set off is restricted under section 239(3).

8.7.5. The Company has not made or received any distribution which is an exempt distribution within sections 213 to 218(1) (inclusive) Taxes Act.


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

8.8.              STAMP DUTY

8.8.1. All instruments (other than those which have ceased to have a legal effect) executed by the Company (and which are or were subject to stamp duty) have been duly stamped and the Company has not executed any other instrument relating to any property situate in, or to any matter or thing done or to be done in, any part of the United Kingdom.

8.8.2.            The Company has no liability to stamp duty reserve tax.

8.8.3.            No relief or exemption has been obtained from stamp duty under section 42 Finance Act 1930 or sections 75-79 (inclusive) Finance Act 1986.

8.9.              ANTI-AVOIDANCE

8.9.1. The Company has not entered into or been a party to any pre-ordained series of transactions, composite transactions or any other schemes or arrangements into which steps were inserted which served no purpose other than the saving of Taxation.

8.9.2. The Company has not been party to any other transaction or arrangement of any nature which could give rise to a charge to Taxation under Part XVII Taxes Act.

8.10.             CLOSE COMPANY

8.10.1. The Company has never been a close company for the purposes of the Taxes Act.

8.10.2. The Company has no loan outstanding to which the provisions of sections 419 and 420 Taxes Act would apply.

8.10.3. The Company has not held and does not hold shares in a company not being another member of a group of companies (including the Company) as defined in section 170 TCGA which has made any such transfer as was referred to in section 125 TCGA.

8.10.4. The Company is not liable to be assessed to inheritance tax by virtue of section 202 IHTA.

8.10.5. 8.10.5 There is no potential liability or any unsatisfied liability to inheritance tax attached or attributable to the shares in or to any assets of the Company such that they are or may hereafter become subject to an Inland Revenue charge as mentioned in section 237 and 238 IHTA.

8.10.6. No liability to inheritance tax attributable to the shares in or to any assets of the Company is being settled by instalments.

8.10.7. The Company is not entitled to any interest in possession in settled property.

8.10.8. No person is actually or potentially liable to inheritance tax attributable to the value of any of the shares and in consequence no person has or may acquire the power to raise the amount of such tax by sale or mortgage of or by a terminal charge on any of the shares as mentioned in section 212 IHTA.

8.10.9.           The Company has not made any transfers of value within section
                  94 IHTA.

8.11.             EVENTS SINCE THE BALANCE SHEET DATE

                  Since the Balance Sheet Date:-

8.11.1. the Company has not disposed of any asset (including trading stock) or made any supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply is less than the consideration which could be deemed to have been received for the purposes of Taxation;

8.11.2. no event has occurred which gives rise to a liability to Taxation to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a liability to Taxation directly or primarily chargeable against or attributable to another person, firm or company;

8.11.3. the Company has not made or received any distributions for any Taxation purpose;

8.11.4. the Company has not surrendered or claimed any ACT under Chapter V Taxes Act or any losses by way of group relief under the Taxes Act;

8.11.5. the Company has not paid any remuneration (including emoluments as defined by section 131 and sections 153-168 Taxes Act) to any officer, director or employee or to any member of his family or household in excess of such amount as will be deductible in computing the taxable profits of the Company;

8.11.6. no payment has been made by the Company which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of the Company or in computing the corporation tax or corresponding tax chargeable on it; and

8.11.7. no accounting period (as defined in section 12 Taxes Act) of the Company has ended as referred to in section 12(3) of that Act.

8.12.             VALUE ADDED TAX

8.12.1. In relation to VAT the Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns; and within the prescribed time limits provided all necessary information and documents to HM Customs and Excise and paid all amounts due to the proper person.

8.12.2. The Company has at all times kept and preserved complete correct and up-to-date records, invoices and other documents required for the purposes of VAT.

8.12.3. The Company has not been required by HM Customs and Excise to give security under paragraph 4 of schedule 11 to the VATA.

8.12.4. All VAT payable upon the importation of goods and all duties of customs and excise payable in respect of any assets (including trading stock) imported or owned by the Company have been paid in full.

8.12.5. No act or transaction has been effected in consequence of which the Company is or may be held liable for any VAT calculated by reference to the supply of goods and services by any other company.

8.12.6. The business of the Company has been conducted in such a manner that the Commissioners could not issue a direction under paragraph 2 of Schedule 1 VATA.

8.12.7. The Company is not liable and will not (in respect of anything done before Completion) be liable to any interest, penalty or surcharge in respect of VAT and in particular (but without prejudice to the generality of the foregoing) the

                  Company is and will not be so liable to any penalty, interest or surcharge pursuant to sections 59, 63 to 70 and 74 VATA.

8.12.8. Neither the Company nor any of its officers or directors is or will (in respect of anything done before Completion) be liable to a penalty under sections 60, 61 or 62 VATA.

8.12.9. The Company is not and has not at any time been a member of a group of companies for VAT purposes.

8.12.10. The Company is not and has not agreed to become an agent, manager or factor for the purposes of sections 47 or 48 VATA of any person who is not resident in the United Kingdom.

8.12.11. The Company has not incurred any expenditure in the ten years preceding Completion on capital items such that the provisions of Part XV of The Value Added Tax Regulations 1995 may apply to the Company.

8.12.12. The Company obtains credit for all input tax paid or suffered by it.

8.12.13. Full provision has been made in the Accounts for all input tax owing or which may become due to any of the Company's suppliers and for any refund of value added tax owing or which may become due to any of the Company's customers.

8.12.14. The Company has not in the previous six years deducted any input tax in reliance on the intended use of the goods or services to which the input tax relates where the actual use of those goods or services has not yet occurred.

8.13.             VAT ON PROPERTY

8.13.1. The Company does not own the fee simple in any building or civil engineering work which is uncompleted or which was completed (within the meaning of Note (2) to Group 1
                  Schedule 9 VATA) less than three years before the date of this agreement.

8.13.2.           The Disclosure Letter contains full particulars of:

8.13.2.1. any election under paragraph 2 Schedule 10 VATA to waive exemption from VAT in relation to any land made by the Company or by any member or former member of any group of companies of which the Company is or was registered for VAT purposes; and

8.13.2.2. any agreement or other arrangement to which the Company is a party whereby the Company has agreed not to waive exemption from VAT pursuant to paragraph 2 Schedule 10 VATA in relation to any land.

8.13.3. The Company has not given or accepted any certificate as to zero-rating under the provisions referred to in section 62 VATA.

8.13.4. The Warranties contained in this paragraph 8.13 shall apply as if references to the Company include not only the Company but also every other company which is or was at any time a member of the same group of companies for VAT purposes or for which an application to become such a group member has been made within the preceding three months (including without limitation any parent of the Company or parent or subsidiary of such parent).

8.14.             EMPLOYEE SHARE SCHEMES

8.14.1. The Disclosure Letter contains full details of all share schemes (including those approved by the Inland Revenue and unapproved schemes) which the Company operates or in which its UK employees are entitled to participate, together with copies of any approvals issued by the Inland Revenue in respect of such schemes and nothing has been done to prejudice the approved status of any such schemes.

8.14.2. The Disclosure Letter contains full details of any issue of shares or an interest in shares by the Company in the circumstances described in section 77 to 89 Finance Act 1988 and the Company has complied with section 85 Finance Act 1988.

8.14.3. The Disclosure Letter contains a copy of the rules of any profit related pay schemes which the Company operates or has operated, or in which its UK employees are or have been entitled to participate, in any year commencing prior to Completion, together with copies of any approvals issued by the Inland Revenue in respect of such schemes, and nothing has been done to prejudice the approved status of any such schemes which have at all times been operated in accordance with any rules governing the scheme and relevant Taxation legislation.

8.15.             SECONDARY LIABILITY

8.15.1. No transaction or event has occurred in consequence of which the Company is or may be held liable for any Taxation or deprived of reliefs or allowances otherwise available to it or may be otherwise held liable for any Taxation for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

8.15.2. The Company is not, nor will it become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) before Completion.

8.16.             INHERITANCE TAX

8.16.1. No shares in or assets of the Company were acquired by it or (as the case may be) the Vendors in circumstances such that they continued to be subject to any Inland Revenue charge to which they were subject immediately prior to such acquisition or such that, if they had been subject to an Inland Revenue charge immediately prior to such acquisition, they would have continued to be subject to it.

8.16.2. No shares in or assets of the Company are subject to any such power of sale, charge or mortgage as is mentioned in section 212 IHTA and there are no circumstances which might lead to such a power arising.

8.17.             PAYMENTS EQUIVALENT TO TAX

8.17.1. The Company has not in the previous seven years entered into any indemnity, guarantee or covenant under which the Company has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person's liability to Taxation.

8.17.2. The Company is not liable nor has any event or omission occurred in consequence of which the Company could at any time become liable to make a payment to any person as a result of the discharge by that person of any liability of the Company to Taxation incurred on or before Completion.

8.18.             LOAN RELATIONSHIPS

8.18.1. the Company has been taxed on an authorized accruals basis in respect of all loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 which are creditor relationships within the meaning of that Chapter and in respect of each such relationship no tax would be payable if the face value of the debt (ignoring any repayment premium) was repaid.

8.18.2. the Company has obtained relief on an authorized accruals basis in respect of all loan relationships which are debtor relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 and in relation to each such relationship the deduction for which the Company obtains relief is for the maximum amount obtainable in accordance with that Chapter. In respect of each such relationship no tax would be payable if the debt was repaid.

8.18.3.           the Company is not within the meaning of Finance Act 1996
                  section 87 connected with any creditor or debtor with respect to any of its loan relationships.

8.19.             CUSTOMS DUTIES

                  The Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns in relation to the collection and payment of customs duties, excise duties and other charges having an equivalent effect and has provided all necessary information and documentation and paid all amounts due to HM Customs and Excise in relation to such charges within the prescribed time limits.

8.20.             WITHDRAWAL OF RELIEFS

                  No relief which has been treated as an asset in preparing the Accounts could or might effectively be withdrawn, postponed, restricted or otherwise lost as a result of the sale and purchase under this Agreement or any other event or circumstance occurring or arising at any time after the Balance Sheet Date.

8.21.             TAX ADMINISTRATION

                  In relation to the Company, the Disclosure Letter gives full details of:

8.21.1.           all determinations made under section 41A TMA;

8.21.2.           all directions reducing any amounts so determined pursuant to section 41B TMA;

8.21.3. all assessments to Taxation made by the Revenue, and any such determinations under section 41A TMA and directions under section 41B TMA, which are subject to appeal or have otherwise not become final at the date of this agreement; and

8.21.4. all payments of Taxation, and claims for repayment of Taxation, made in respect of any period for which no assessment to Taxation has been issued or become final (and whether pursuant to section 10 Taxes Act or otherwise).

9.                CONTRACTS AND COMMITMENTS

9.1.              CAPITAL COMMITMENTS

                  The Company had no capital commitments at the Balance Sheet Date and since then the Company has not made any capital expenditure or incurred any capital commitments.

9.2.              SUBSISTING CONTRACTS

9.2.1. The Disclosure Letter contains true, complete and accurate copies (incorporating all the terms which currently apply) of every contract, covenant, commitment or arrangement of more than three months duration to which the Company is a party, or is intending to become a party or may become a party by the unilateral act of a third party, and in respect of which any party to them has or may have any liability.

9.2.2. The Disclosure Letter describes in reasonable detail the outstanding obligations and work to be performed by the Company under any contract, covenant, commitment or arrangement to which it is a party, each of which outstanding obligations and/or work can be fully performed or fulfilled by the Company in accordance with the terms of such contract, covenant, commitment or arrangement.

9.2.3. The Company has not appointed, nor is it intending to appoint, a party to act as an agent or as a distributor of the Company.

9.3.              MORTGAGES ETC.

                  The Company has not created nor has it agreed to create any loan capital or any mortgage, debenture, lien, charge or other similar encumbrance or security interest over all or any of its property, assets, undertaking, goodwill, reserves or share capital except pursuant to the Loan Agreement.

9.4.              GUARANTEES ETC.

                  There are no guarantees, suretyships, indemnities or similar commitments (whether secured or unsecured) given by the Company in respect of which obligations or liabilities (whether actual or contingent) are still outstanding.

9.5.              NO LOANS

                  The Company has not made any loans or advanced any monies or credit to any person, firm or company (other than credit given on normal commercial terms in the ordinary and normal course of business).

9.6.              NO PARTNERSHIP ETC

                  The Company is not a member of any partnership, joint venture, trade association, society or other group, whether formal or informal and whether or not having a separate legal identity, nor is any such body relevant to nor does any such body have any material influence over the business of the Company as now carried on.

9.7.              INSIDER CONTRACTS

9.7.1. None of the Vendors nor any of their Associates nor any person in which any of them has or had any interest (direct or indirect, either solely or jointly with any other party and whether as shareholder, employee, director, consultant or otherwise) has (or has ever had) a trading relationship with the Company nor have any of them ever entered into any other type of transaction or arrangement with the Company (other than on the terms of the Memorandum and Articles of Association of the Company, shareholder agreements and employment contracts attached to the Disclosure Letter); and none of them provides (or has in the past provided) goods or services in competition with the Company.

9.7.2. Without prejudice to the foregoing, the Company has not paid or provided, and has and will have no liability to pay or provide, any fees, brokerages, commissions, bonuses, expenses, payments, benefits or rights to or for the benefit of any employee, director, consultant, shareholder, or their agents, advisers or Associates or any other person as a consequence of or in connection with the sale of the Shares, including without limitation fees and commissions to Nomura, fees of legal or other advisers, bonuses or other payments to employees and payments, benefits or rights pursuant to the Loan Agreement (save for the payment under the Loan Agreement pursuant to paragraph 4.2 of the Sixth Schedule of this agreement) and any prior liability to pay or provide any such fees, brokerages, commissions, bonuses, expenses, payments, benefits or rights has been validly cancelled without any liability on the part of the Company.

9.8.              NON-ARMS LENGTH CONTRACTS

                  The Company is not a party to, nor have its profits or financial position during the three years prior to the date hereof been affected by, any contract or arrangement which is not of an entirely arms-length nature made on open market terms.

9.9.              DEFAULTS, ETC.

9.9.1. None of the obligations owed by any third party to the Company is unenforceable by reason of any act or omission by the Company and so far as the Company is aware no event has occurred as regards the Company which would entitle any third party to terminate or vary any contract or benefit enjoyed by the Company or call in any money before the normal due date therefor.

9.9.2. Neither the Company nor so far as the Company is aware any other party to any agreement, commitment, transaction or arrangement with the Company is in default thereunder and so far as the Company is aware there are no circumstances caused or controlled by the Company which will give rise to such a default.

9.10.             LIABILITIES

9.10.1. There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Accounts or incurred, in the ordinary and normal course of trading, since the Balance Sheet Date.

9.10.2. Immediately following Completion there will be no indebtedness or liability due, owing or incurred by the Company to the Vendors or any of their Associates whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety and there is no such indebtedness or liability due, owing or incurred to the Company by the Vendors or any of their Associates.

9.10.3. There are no outstanding liabilities or commitments on the Company arising from any arrangements for the disposal of any shares, property or other assets previously owned by the Company.

9.11.             PAYMENTS TO CREDITORS

                  There are no debts owing by the Company which are overdue for payment.

9.12.             GOVERNMENT GRANTS

9.12.1. The Company has not applied for, or received, any grant, subsidy or financial assistance from any government department or agency or any local or other authority, whether under any of the Industry Acts, or a regional development grant, or temporary employment subsidy or otherwise.

9.12.2. The Company has not done (or omitted to do) any act or thing which could result in any investment grant, employment subsidy or other similar payment made (or due to be made) to it, becoming repayable, or being forfeited or withheld in whole or in part.

9.13.             RESTRICTIVE PRACTICES

                  The Company is not a party to any agreement, practice or arrangement which contravenes or is subject to registration under the Restrictive Trade Practices Act 1976, the Resale Prices Act 1976 or the Competition Act 1980 or which contravenes the provisions of the Fair Trading Act 1973 or which would or might either result in a reference to a "consumer trade practice" within the meaning of

                  Section 13 of the Fair Trading Act 1973 or to the Consumer Protection Advisory Committee under Part II of that Act or contravene any of the provisions of Article 85 or 86 of the Treaty of Rome or any other anti-trust or consumer protection legislation.

9.14.             NO DISCLOSURES OF CONFIDENTIAL INFORMATION

                  The Company has never disclosed to any person (save in the ordinary and normal course of business and, where relevant, on adequate confidentiality terms or other than to the Purchaser or to its professional advisers) any of its secret or confidential information (including any of its know-how, trade connections, price lists, lists of customers or suppliers, financial information, profit margins or projections); and so far as the Company is aware no unauthorized disclosure of such information has ever been made.

9.15.             NO RESTRICTIONS ON COMPANY

                  The Company is not a party to any secrecy or confidentiality agreement or arrangement which may restrict the use or disclosure of information nor has it given any covenants limiting or excluding its right to do business and/or compete in any area or field with any other person.

9.16.             RELATIONSHIPS WITH THIRD PARTIES

9.16.1. No person presently doing business with the Company nor any customer or supplier who is in the habit of purchasing from or selling to the Company (as the case may be) is, so far as the Company is aware, likely to cease to do so or otherwise substantially reduce its purchases from or supplies to the Company during the twelve calendar months following Completion.

9.16.2. The Disclosure Letter specifies the names of suppliers and customers whose level of business with the Company exceeds 25 per cent of the aggregate amount of all the purchases or 25 per cent of the aggregate amount of all the sales of the Company in any trading period of 52 weeks together with the value of business with such suppliers and customers in the year ended on the Accounts Date.

9.16.3. So far as the Company is aware there is no contract or arrangement (whether written or oral) to which the Company is a party which will or may be determined or under which any right of the Company may be adversely affected (or pursuant to which any other party may require the adoption of terms less favourable to the Company than those subsisting in the absence of any change) by reason of the sale of the Shares to the Purchaser or the implementation of any provision of this agreement.

9.16.4. So far as the Company is aware there is no embargo or trade boycott on the business of the Company or any of its products or suppliers nor is it reasonably likely that any material source of supply to the Company or any material outlet for the sales of the Company or may be put in jeopardy will be or may be put in jeopardy as a result of the sale of the Shares to the Purchaser or the implementation of any provision of this agreement.

10.               PENSIONS

10.1.             NO PENSION ARRANGEMENTS

                  The Company is not under any legal liability or obligation to provide any relevant benefits (as defined in section 612(1) of the Taxes Act) or any death or disability benefits not within that definition for any past or present officer or employee or their dependants save for contributions to Personal Pension Schemes (as defined in section 630 of the Taxes Act) to such current employees and of such amounts as are specified in the Disclosure Letter.

10.2.             NO PENSION ARRANGEMENTS TO BE INTRODUCED

                  The Company has not given any undertakings or assurances to its officers, employees or consultants regarding the introduction of any provision for retirement, death or disability benefits (whether or not there is any obligation to do so) or the payment of contributions to Personal Pension Schemes (whether or not there is any obligation to do so), save for those contributions to Personal Pension Schemes referred to in paragraph 10.1 above.

10.3.             NO EX GRATIA ARRANGEMENTS

                  The Company has not granted any ex gratia pension or other like payment to any of its past or present officers, employees, consultants or their dependants.

11.               OFFICERS AND EMPLOYEES

11.1.             DETAILS

                  The Disclosure Letter contains an accurate and complete list of all officers and employees of the Company, showing all remuneration payable and other benefits provided or which the Company is bound to provide either now or in the future.

11.2.             STATUTORY NOTICES

                  All appropriate notices have been properly issued under the Employment Rights Act 1996 to all employees (including directors) of the Company.

11.3.             WORKING TIME REGULATIONS

11.3.1. The Company has not received any allegation of non-compliance in full with its obligations under the Working Time Regulations 1998 (THE "1998 REGULATIONS") in relation to the business and, in particular and without limitation, with its record keeping obligations under Regulations 5(4) and 9 of the 1998 Regulations and the requirements under Regulations 4, 6, 7 and 8 of the 1998 Regulations.

11.3.2.           The Disclosure Letter contains true and complete copies of:-

11.3.2.1. all relevant agreements entered into pursuant to the 1998 Regulations (or, if in standard form, a copy of the standard form) and a list of all workers covered by any such agreement; and

11.3.2.2. a list of all workers whom the Company regards as falling within the terms of Regulation 20 or 21 of the 1998 Regulations.

11.4.             TERMS OF EMPLOYMENT AND CONSULTANCY

                  The Disclosure Letter contains true, complete and accurate copies (incorporating all the terms which currently apply or a memorandum of such terms) of all service agreements, consultancy agreements and letters of engagement which have been made with any employee or consultant of the Company and of the standard terms of employment on which any employee of the Company is now employed together with a note showing which employees are employed under which type of standard terms.

11.5.             NO BONUS OR COMMISSION ARRANGEMENTS

                  The Company is not bound or accustomed to make periodical or other payments (other than normal fixed salaries and wages) to employees, ex-employees, officers, consultants or others and no employee, officer or consultant has remuneration on a profit sharing or commission basis or by reference to the turnover, profits, sales or assets of the Company.

11.6.             INCREASES SINCE BALANCE SHEET DATE

                  Since the Balance Sheet Date:-

11.6.1. no remuneration or benefit has been paid or given or agreed to be paid or given to any officer, employee or consultant of the Company.

11.6.2. no general increase in the wages of the employees of the Company or any section or class of such employees has been made or agreed to be made (whether legally binding or not) either with the employees or their representatives nor has any negotiation or demand for such increase been entered into by or made to the Company; and

11.6.3. the Company has not received or been notified of any wage claim.

11.7.             TERMINATION OF EMPLOYMENT

11.7.1. All contracts of employment between the Company and its officers or employees are lawfully determinable by the Company without compensation by notice (not exceeding the relevant statutory minimum period of notice).

11.7.2. No director or employee of the Company has given or received notice terminating his employment and no such executive will be entitled to give such notice as a result of the sale of the Shares to the Purchaser.

11.7.3. The Company has no known reason to dismiss (nor does it wish to dismiss) any of its employees.

11.8.             CLAIMS BY OR AGAINST EMPLOYEES

11.8.1. The Company is not now, nor will it as a consequence of any event or omission before Completion be and has not since the Balance Sheet Date been, engaged in any legal proceedings or arbitration whether as plaintiff or defendant with any trade union or any person who is or has at any time been a director or an employee or consultant of the Company.

11.8.2. Without prejudice to the foregoing paragraph, so far as the Company is aware no person who is or was a director or employee or consultant of the Company has any right or made any claim (which has not yet been settled) to any compensation or other payment by reason of the termination of his employment or engagement (whether such termination constitutes unfair or wrongful dismissal redundancy or otherwise) or any breach by the Company of his terms of engagement or employment; so far as the Company is aware there are no circumstances which will lead to any such claims being made; and no gratuitous payment has been made or promised by the Company in connection with the termination or proposed termination of employment or engagement of any past or present director or employee or consultant.

11.8.3. No order has been or may be made for the reinstatement or re-engagement of any employee of the Company.

11.9.             INDUSTRIAL RELATIONS

                  There is not and never has been any strike, picket, lock-out, go-slow, work-to rule or any other form of industrial dispute taken or threatened against the Company and so far as the Company is aware there are no facts or circumstances which might lead to any such industrial dispute.

11.10.            TRADE UNION RECOGNITION

                  No claim has been made by any trade union for recognition or for any improvement or amendment to the terms or conditions of employment of any employees of the Company and no claim for recognition has been referred to the Advisory Conciliation and Arbitration Service or to the Central Arbitration Committee nor is any trade union recognised by the Company in respect of any class of employees for any purpose whatsoever.

12.               INSURANCE

12.1.             FULL COVER

                  The Company is and has been at all material times adequately covered by valid insurance against the normal risks for the type of business carried on and assets and stock-in-trade owned or used by it (including adequate insurance for the full reinstatement value of such business, assets and stock-in-trade and against loss of profit) and nothing has been done or omitted to be done by the Company which could make any policy of insurance void or voidable.

12.2.             DETAILS OF INSURANCE COVER

                  The Disclosure Letter contains copies of all policies of insurance maintained by the Company (or which is maintained by a third party but in which the Company has an interest) and includes all information which the Purchaser shall reasonably require in order to assess the liability to pay premiums and the cover afforded under such policies (including details of current premiums, excess levels, any unusual terms or conditions contained in such policies, a history of claims made by the Company at any time under any insurance policies and circumstances which have arisen and may give rise to a claim under such policies).

12.3.             PREMIUMS PAID

                  All premiums payable in respect of any insurance policy in which the Company has an interest have been duly paid.

12.4.             NO OUTSTANDING CLAIMS

                  There are no claims outstanding by the Company under any insurance policy nor, so far as the Vendors are aware, are there any circumstances likely to give rise to any such claim or which would or might be required under any insurance policy to be notified to the insurers or which might lead to any liability under such insurance policies being avoided by the insurers or the premiums being increased.

12.5.             EFFECT OF THIS AGREEMENT

                  No cover afforded by any policy of insurance which is maintained by the Company or which is maintained by a third party but in which the Company has an interest will terminate or be terminable at the option of the insurer or any third party by reason of the completion of this agreement.

13.               LITIGATION AND LEGAL PROCEEDINGS

13.1.             DEFAULTS BY THE COMPANY

                  The Company is not and since the Balance Sheet Date has not been:-

13.1.1. in default under any agreement, deed, instrument, arrangement or covenant to which it is a party or in default of any other obligations or restrictions binding upon it;

13.1.2.           [intentionally omitted]

13.1.3.           [intentionally omitted]

13.1.4. subject to any order or judgement given by any Court or government agency and has not been party to any undertaking or assurance given to any Court or governmental agency which is still in force.

13.2.             LEGAL PROCEEDINGS

                  The Company is not and has not since the Balance Sheet Date been engaged and, so far as the Company is aware, there are no circumstances caused or controlled by the Company which will lead to the Company becoming engaged in any legal proceedings (civil or criminal) or arbitration as plaintiff, defendant or otherwise howsoever except as plaintiff in normal debt collection and in respect of which the aggregate amount of debts due to the Company does not exceed L500.

13.3.             DISPUTES WITH GOVERNMENT DEPARTMENTS

                  There is no dispute with any revenue or other government, local authority, administrative, official department entity or agency in the United Kingdom or elsewhere, in relation to the affairs of the Company and so far as the Company is aware there are no circumstances caused or controlled by the Company which may give rise to any such dispute.

13.4.             PERSONAL INJURY CLAIMS

                  There are no claims pending or threatened, or so far as the Company is aware capable of arising against the Company by an employee or third party in respect of any accident or injury which are not fully covered by insurance.

13.5.             DEMANDS TO PAY

                  No demand has been served upon the Company under section 123 of the Insolvency Act 1986 and the Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company and so far as the Company is aware there are no circumstances likely to give rise to any such notice being given.

13.6.             ADVERTISING MATERIALS

                  So far as the Company is aware, all advertising and marketing materials used in connection with the Company's business comply with all legal requirements in all countries in which these materials are used or proposed to be used, are not defamatory and so far as the Company is aware there are no grounds under which such materials could be challenged for any reason whatsoever including, without limitation, defamation, trade libel or any analogous law.

14.               ENVIRONMENTAL MATTERS

                  The Company has complied with, all legislation (including regulations, codes of practice, circulars and guidance notes made thereunder) relating to environmental matters, including (but without limitation)

14.1.             waste;

14.2.             contaminated land;

14.3.             discharges to (i) land and (ii) ground and surface water and
                  (iii) sewers;

14.4.             emissions to air;

14.5.             noise;

14.6.             dangerous, hazardous or toxic substances and materials;

14.7.             nuisance;

14.8.             health and safety;

                  and the Vendors are not aware of any actions, claims or proceedings (whether actual or potential) nor has any other reason to believe that the Vendor has or is likely to have any liability in relation to such matters.

FIFTH SCHEDULE

TAX DEED

THIS DEED is made on                                           2001

BETWEEN:

(1) The persons whose names and addresses are set out in the first schedule ("COVENANTORS"); and

(2) ACCELRYS INC. a corporation incorporated in the state of Delaware, United States of America and having its principal office at 9685 Scranton Road, San Diego, 92121-3752 USA ("PURCHASER").

1.                INTRODUCTION

1.1.              By an agreement ("AGREEMENT") made on the date hereof between
                  (1) the Covenantors and others and (2) the Purchaser, the Purchaser agreed to purchase the Shares (as defined in the Agreement).

1.2. Clause 5.2.9 of the Agreement provides that the Covenantors will deliver today a duly executed deed in this form.

2.                DEFINITIONS AND INTERPRETATION

2.1. In this deed expressions defined in the Agreement shall bear the same meanings unless the context otherwise requires or unless they are expressly given different meanings.

2.2.              In this deed unless the context otherwise requires:-

                  "CLAIM" means any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of the Revenue or any other governmental or statutory authority, body or official, whether of the United Kingdom or elsewhere, whereby the Company is or may be placed under a liability to Taxation;

                  "EVENT" includes any act, omission, transaction or circumstance, including (without limitation) any change in the residence of, or the death of, any person, the execution of the Agreement and Completion;

                  "RELIEF" includes any loss, allowance, exemption, set-off, credit or deduction relevant to the computation of any Taxation or any right to repayment of Taxation.

2.3. A liability to Taxation which results from the loss, reduction, modification, nullification or cancellation of any Relief, or for which the Company would have been liable but for the utilisation or set-off of any Relief, shall for the purposes of this deed be deemed to be a liability equal to the amount (as appropriate) of:

2.3.1. Taxation which use of the relevant Relief would have saved (assuming Taxation to be otherwise payable); or

2.3.2. the repayment of Taxation to which the Company would otherwise have been entitled.

2.4. The covenants contained in this deed apply where the liability in question arises as a result of one or more Events or the combined effect of more than one Event, where one such Event occurred on or before Completion or partly before and partly on or after Completion.

2.5. The covenants contained in this deed shall be construed as separate and independent and none of them shall be affected or restricted by any other except to the extent that any payment made by the Covenantors and received by the Purchaser in respect of one covenant shall discharge the same liability under the other covenants which shall arise out of the same subject matter.

3.                COVENANTS

3.1. The Covenantors jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:-

3.1.1. any liability to Taxation of the Company in respect of, by reference to or in consequence of any income, profits or gains earned, accrued or received or deemed to have been or treated as or regarded as earned, accrued or received on or before Completion;

3.1.2. any liability to Taxation of the Company in respect of, by reference to or in consequence of any Event which occurred or is deemed to have occurred on or before Completion;

3.1.3. any liability to Taxation of the Company for which it is not primarily liable in respect of, by reference to or in consequence of any Event which occurred or is deemed to have occurred on or before Completion;

3.1.4. any liability to Taxation of the Company which is also a liability to Taxation of another person and which is payable by the Company by virtue of the other person failing to discharge such liability to Taxation and of the Company being at any time prior to Completion a member of the same group as any other person or otherwise connected with or related to such other person for Taxation purposes;

3.1.5. any Taxation for which the Company would have become liable pursuant to clauses 3.1.1 to 3.1.4 (inclusive) but for the utilisation or set off of some Relief;

3.1.6. the loss, reduction, modification, nullification or cancellation of some Relief occurring on or before Completion where such Relief would otherwise be available to the Company (disregarding for this purpose any other Relief);

3.1.7. any Taxation arising in respect of or in connection with any amounts paid or payable pursuant to or otherwise in connection with this deed; and

3.1.8. all costs and expenses incurred by the Purchaser in enforcing the provisions of this deed.

3.2.              [What is title for 3.2?)

3.2.1. All sums payable by the Covenantors under the covenants contained in this deed shall be paid free and clear of all deductions or withholdings or rights of counterclaim or set-off unless the deduction or withholding is required by law.

3.2.2. If the Covenantors are required by law to make any deduction or withholding from any payment under this deed, the sum due from the Covenantors in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding the Purchaser receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made.

4.                EXCLUSIONS

4.1. The covenants in clause 3.1 shall not apply to any liability to Taxation to the extent that:-

4.2. a specific provision or reserve in respect of it was made in the list of Liabilities on Appendix 5 of the Agreement; or

4.3. it arises only as a consequence of any retrospective change in the law enacted after Completion; or

4.4. such liability is specifically disclosed as a liability to Taxation in section 8 of the Schedule to the Disclosure Letter; or

4.5. such liability is for Taxation which has arisen in the ordinary course of business of the Company since the Balance Sheet Date.

5.                WAIVER

                  No delay or omission of the Purchaser in exercising any rights under this deed shall prejudice such rights or be construed as a waiver or partial waiver of such rights, nor shall it exclude the further exercise of such rights.

6.                PAYMENT

6.1. The Covenantors shall pay any amounts due under this deed in sterling in cleared funds:

6.1.1. not less than five business days prior to the date on which the Taxation in question is payable to the authority or official or person demanding it; or

6.1.2. (where a liability to Taxation relates to the loss, nullification or cancellation of a right to a repayment of Taxation) not less than five business days prior to the date when the Company would have been entitled to receive a repayment of Taxation were it not for its loss, nullification or cancellation; or

6.1.3. (in respect of any other amounts due under this deed including the loss or use of any Relief) within five business days after the Purchaser shall make a demand for such amounts.

6.2. Any sums not paid by the Covenantors on the due date for payment as specified in this clause shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the annual rate of 4 percentage points above the base rate of Barclays Bank plc from time to time from the due date up to and including the day of actual payment of such sums, such interest to be compounded quarterly and paid by the Covenantors on demand by the Purchaser.

7.                TAX COMPLIANCE

                  The Covenantors and their duly authorized agents shall give the Purchaser or its duly authorized agents such information and assistance as they may reasonably require to prepare, agree and submit to the relevant Tax authority all tax returns and computations for accounting periods in relation to corporation tax of the Company beginning before Completion and in relation to any other Taxation, any period beginning prior to Completion in respect of which the Company is required to make a return or a payment to a Tax authority.

8.                NOTICES

                  The provisions of clause 15 of the Agreement shall apply equally to this deed.

9.                LAW

9.1. This agreement shall be governed by English Law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts.

9.2. The Covenantors irrevocably nominate and instruct the Warrantors' Solicitors to receive service of any notice or proceedings required to be served upon or given to them or any of them pursuant to this agreement.

FIRST SCHEDULE

THE COVENANTORS

Robert Booth
Tomas Flores

SIGNED AS A DEED by                                  )
ROBERT BOOTH                                         )
in the presence of:-                                 )




SIGNED AS A DEED by                                  )
TOMAS FLORES                                         )
in the presence of:-                                 )




EXECUTED AS A DEED by                                )
ACCELRYS INC.                                        )
acting by                                            )
                                                     )
and                                                  )


Director:


Director/Secretary:

SIXTH SCHEDULE

CALCULATION AND PAYMENT OF CONSIDERATION

1.                DEFINITIONS

                  For the purposes of this schedule unless the context otherwise requires:

                  "HEADLINE CONSIDERATION" means the sum of US$3,500,000;

                  "LIABILITIES" means the sum of L435,000 in respect of the agreed net liabilities at Completion of the Company, as listed on Appendix 5, other than the Lender Liability;

                  "LENDER LIABILITY" means the aggregate of the sum of L1,067,000, being the amount owing by the Company at Completion to the Lenders pursuant to the Loan Agreement, plus the sum of L612,440 being that part of the Redemption Payment to be paid to the Lenders under paragraph 4.2 below after taking into account the release of the remaining part of the liability of the Company for the Redemption Payment pursuant to paragraph 3 below;

                  "NET SHARE CONSIDERATION" means the total amount payable to holders of shares in the Company as specified in paragraphs
                  2.1 and 2.2 below.

                  "REDEMPTION PAYMENT" has the meaning given to that expression in the Loan Agreement;

                  "VENDOR EXPENSES" means the fees and expenses of the Warrantors' Solicitors (L60,000 plus VAT), the Lenders' Solicitors (L10,000 plus VAT) and fees payable to Nomura (US$225,000).

2. THE MAXIMUM TOTAL CONSIDERATION PAYABLE BY THE PURCHASER FOR THE SHARES SHALL BE THE HEADLINE CONSIDERATION LESS THE VENDOR EXPENSES, THE LIABILITIES, THE LENDER LIABILITY AND THE PREMIUM FOR THE INSURANCE REFERRED TO BELOW. FOR THE PURPOSES OF THIS AGREEMENT THE US$ DENOMINATION OF THE HEADLINE CONSIDERATION (AFTER DEDUCTION FOR PAYMENT OF THE INSURANCE PREMIUM REFERRED TO BELOW AND THE FEE OF NOMURA REFERRED TO ABOVE) IS CONVERTED INTO STERLING AT AN EXCHANGE RATE OF US $1.4060 RESULTING IN A STERLING HEADLINE CONSIDERATION OF L2,198,613. THE FULL AMOUNT OF THE REDEMPTION PAYMENT RESULTS IN ALL OF THE LIABILITIES OF THE COMPANY EXCEEDING THE HEADLINE CONSIDERATION. THE LENDERS AGREE TO WAIVE ANY RIGHT TO PAYMENT OF L3,012,560 OF THE REDEMPTION PAYMENT, SO THAT
                  (a) THE NET SHARE CONSIDERATION CAN BE PAID OUT OF THE HEADLINE CONSIDERATION AND (b) THE LIABILITIES, THE VENDOR EXPENSES AND THE PREMIUM FOR THE INSURANCE CAN BE DEDUCTED FROM THE HEADLINE CONSIDERATION. ACCORDINGLY, THE HEADLINE CONSIDERATION SHALL BE APPLIED AS FOLLOWS:-

2.1. First, in payment of US $183,750 for the premium for the Insurance and insurance premium tax thereon

2.2. Second, as to a total aggregate amount of L1,923, in paying to each shareholder the sum of L0.0001 for each share in the Company held by them;

2.3. Third, as to a total aggregate amount of L435,000 by way of deduction from the Headline Consideration of the Liabilities, other than the Lender Liability;

2.4.              Fourth, as to payment of the Vendor Expenses;

2.5. Fifth, as to a total aggregate amount of L1,679,440 by way of payment on behalf of the Company to the Lenders of the Lender Liability (such amount being a loan from the Purchaser to the Company the proceeds of which the Company has directed the Purchaser to pay to the Lenders on its behalf), resulting in a balance of L3,012,560 of the total amount of the Redemption Payment to be released by the Lender under paragraph 3 below.

                  Accordingly all the Vendors acknowledge that they shall not receive or be entitled to receive any consideration for their shares save for the amounts referred to in paragraph 2.1 above.

3. THE LENDERS HEREBY AGREE WITH THE PURCHASER, FOR ITSELF AND AS TRUSTEE FOR THE COMPANY, THAT, AFTER PAYMENT TO THEM OF THAT PART OF THE REDEMPTION PAYMENT SPECIFIED IN PARAGRAPH 4.2 BELOW, THEY UNCONDITIONALLY AND IRREVOCABLY RELEASE THE COMPANY FROM ANY FURTHER LIABILITY TO PAY THE REDEMPTION PAYMENT PURSUANT TO THE LOAN AGREEMENT.

4.                IN PURSUANCE OF THE ABOVE:-

4.1. at Completion the Purchaser shall pay the total amount of the Net Share Consideration less L147.67], being that amount of the Net Share Consideration payable to shareholders of the Company who have not signed this agreement on the date hereof, to the Warrantors Solicitors as agents for the Vendors entitled to receive the same, and the Purchaser shall not be concerned or liable to or for the payment thereof by the Warrantors Solicitors to the Vendors entitled thereto; and

4.2. at Completion the Purchaser shall pay to the Lenders Solicitors (on behalf of the Company in the case of items (a) and (b)) the total sum of L1,761,690 (being the aggregate of
                  (a) L1,067,000, being all monies borrowed by the Company from the Lenders and (b) L612,440, being that part of the Redemption Payment to be paid to the Lenders hereunder and (c) the Vendor Expenses other than the Nomura fee) plus the sum of US$225,000 in respect of the Nomura fee. The Lenders agree with the Purchaser, for itself and as trustee for the Company, that payment of the Lender Liability to the Lender's Solicitors shall be in full and final settlement of any and all liabilities of the Company to the Lenders pursuant to the Loan Agreement (including without limitation principal, interest and the Redemption Payment, as that expression is defined in the Loan Agreement) or otherwise. The Vendors agree that the Lenders Solicitors shall receive the Vendor Expenses on their behalf.

SEVENTH SCHEDULE

OPTION HOLDERS

NAME

Peter Bennett
Jeroen Coppieters
Geoff Gardiner
Debora Garcia-Tobin
Rashmi Patel
Steve Hasler
Jan Madsen
Susan Harper
John Glasson
Tony Stevenson
Duncan Gabriel
Gerrard Conway
Simon Irvin
Ian Fairman
Simon White
Richard Stewart
Matthew Whitehart
Greg Matthews
Paul Brown
Neil Blue
Simon Baker
Barbara Szczesniak
Ian Thompson
Mark Faller
Richard Scott

Lee Pelley
Arthur Thomas
Chris Jones
Andries van Dam
Ken Briddon

EIGHTH SCHEDULE

OPTION HOLDER DEED OF WAIVER


                           DATED                2001



                              (1) SYNOMICS LIMITED


                            (2) [OPTION HOLDER NAME]



                          ----------------------------
                                 DEED OF WAIVER
                          ----------------------------


















                                [GRAPHIC OMITTED]
                                2 Serjeants' Inn,
                                London, EC4Y 1LT.
Ref: C426/310579
Date: 3 May 2001
Doc No. 1990503

                                                                       Exhibit 2


THIS DEED is made the                                day of June 2001

BETWEEN:-

(1) SYNOMICS LIMITED, a company registered in England under number 3403550 (the "COMPANY") the registered office of which is situate at Compass House, Chivers Way, Histon, Cambridge CB4 9AD; and

(2)               [OPTION HOLDER], of [address] , (the "OPTION HOLDER").

RECITALS

Whereas:-

1. the Option Holder is the holder of options over ordinary shares in the Company (the "OPTIONS") under the Rules of Synomics Limited Unapproved Share Option Scheme (the "SCHEME RULES"); and

2. the shareholders in the Company intend to enter into an agreement for the sale of their entire shareholdings in the Company to Molecular Simulations Inc (the "PURCHASER") and the sale and purchase of the shares is contingent upon the waiver of all Options;

IT IS HEREBY AGREED AND DECLARED BY THE OPTION HOLDER as follows:-

1. neither the Purchaser nor the Company has made any representations, warranties or statements or offered any consideration or other inducements to the Option Holder to waive, or in relation to the waiver of, the Options;

2. the Option Holder has been provided with adequate opportunity to request all relevant information from the Company with regard to the waiver of the Options, and such information as has been requested by the Option Holder has been expeditiously provided to the Option Holder by the Company, and the Option Holder has had adequate opportunity to seek independent legal, financial and other advice in respect of the consequences of the waiver of the Options;

3. the Option Holder hereby irrevocably and unconditionally waives and releases any and all rights under or in relation to the Options to acquire shares in the Company or otherwise, including, but not limited to, any rights which might arise pursuant to rule 9.1 of the Scheme Rules; and

4. neither the Option Holder nor any trustee or personal representative of the Option Holder, has any claim or right of action against the Company or the Purchaser arising in relation to the Options, this Deed or otherwise, and that neither the Company nor the Purchaser is in any way obligated or indebted to the Option Holder or any trustee or personal representative of the Option Holder in respect of the waiver of the Options.

SIGNED and DELIVERED as a deed                        )
for and on behalf of                                  )
SYNOMICS LIMITED                                      )    .....................
in the presence of:-                                  )

Witness Name:

Witness Signature
SIGNED and DELIVERED as a deed                        )
by [OPTION HOLDER]                                    )    .....................
in the presence of:-                                  )

Witness Name:

Witness Signature:

                                                                       Exhibit 2


NINTH SCHEDULE

SYNOMICS SOFTWARE

The Company does not own any patents relating to its software. The Company's IPR consists of the know-how, object models, source code, libraries, documentation and training materials produced and owned by the Company since inception related to the following products and customer projects:

PRODUCTS

Alliance Architecture

The Alliance Architecture is the underlying technology supporting all of the Company's software developments. The key components are:

                  -        the Data Access Layer (DAL);
                  -        Process Access Layer (PAL);
                  -        Distributed Services including - Trader and Process
                           Broker.

The full IPR includes:

                  -        Domain Object Models
                  -        Interfaces
                  -        Metadata.

PROJECT EXPLORER

A product developed by the Company to support project team working and report generation. The key components are:

                  -        Project Database
                  -         Project Explorer Graphical Interface
                  -         Report Generator
                  -         JSP Interface

Models of domains relating to:

                  -        People
                  -        Projects
                  -        Annotations
                  -        Reports

LEAD EXPLORER

A product developed by the Company to provide a portal on key information required by scientists in Lead Optimisation. The key components are:

                  - the Flexible Table View - supporting sorting, masking, filtering and drill down to underlying data
                  -        Information Alerting
                  -        Query Management

Models of domains relating to:

                  -        Chemistry
                  -        Assay
                  -        Patents
                  -        Literature.



CUSTOMER PROJECTS

BIO-BENCH - Biological Assay Workbench

Key components as per Lead Explorer but in addition:

                  -        Query Wizard
                  -        Project Team Working.

Models of domains relating to:

                  -        Assay
                  -        Chemistry
                  -        People
                  -        Projects

SCAPA - Target Identification Workbench

Key components are:

      -   Maps
      -   Markers
      -   Numerical Plot
      -   Integrated Viewer.

Models of domains relating to:

                  -        Chromosome maps and markers
                  -        Patients Genotype Studies
                  -        People
                  -        Projects.

BOWMORE - Competitor Intelligence Portal

                  -        Key component:
                  -        Document Query Interface.

Domain model:

                  -        Literature

SPRINGBANK - Genomics

Key components are:

                  -        Sequence Manipulation Interfaces
                  -        Process Dialogs

 Domain model:

                  -        Genomics

                                                                       Exhibit 2


TENTH SCHEDULE

THIRD PARTY SOFTWARE


Vendor                    Product                               Platorm      Version

Accelrys                  Chemistry activeX component           Win32                    (Y)
Accelrys                  RS(3)                                 Solaris                  (Y)
ACDLabs                   Ilab                                  Win32                    Eval.
ActiveState               ActivePython                          Win32        2.1         [INFINITY]
Adobe                     Acrobat Reader                        Win32        4.0         [INFINITY]
Adobe                     Acrobat Reader/Writer                 Win32        4.0
Adobe                     FrameMaker                            Win32        5.5.6
Adobe                     FrameMaker - SGML                     Win32        6.0a
Adobe                     Illustrator                           Win32        8.0
Adobe                     Photoshop                             Win32        6.0
Apache Software           Ant                                   Win32        2.0         Free
Apache Software           HTTP server                           Win32                    Free
Apache Software           Log4J                                 Win32        1.1.1       Free
Apache Software           Tomcat                                Win32        3.2.1, 4.0  Free
BEA                       Weblogic (Development)                Win32        5.1
BEA                       Weblogic (Enterprise)                 Win32
BEA                       Weblogic (Demo Development)           Win32
Borland                   Delphi                                Win32
Borland                   Jbuilder                              Win32
CA                        ERWin                                 Win32        3.5.2
CambridgeSoft             ChemOffice                            Win32                    Eval.
Check Point               FireWall-1/VPN - 1                    Win32        4.01a
Check Point               FireWall-1 - SecuRemote               Win32        4.01a
Cloud                     Cloud                                 Win32        2.0
Compaq                    Tru64                                 Tru64        4.0F        [INFINITY]
Convera                   RetrievalWare                         Win32        6.6 - 6.8   (Y)
Corel                     CorelDraw                             Win32        8.0
Corel                     CorelDraw                             Win32        9.0
Cygwin                    Cygwin                                Win32        1.3.2       Free
Dave                      Dave NFS                              MacOS
Embarcadero               ER Studio                             Win32        4.2
GNU Software              Emacs                                 Win32                    Free
Hummingbird               Exceed for NT                         Win32        7.0
Hyperionics               Hypercam                              Win32        1.40
IBM                       Lotus Notes                           Win32        4.6
Inprise                   Visibroker for Java                   Win/Unix     3.3
Iomega                    Iomega Tools                          Win32
Jasc                      Paint Shop Pro                        Win32        5.01
JBoss Group               jBoss                                 Win/Unix     2.0 - 2.2   Free
JEdit                     Jedit                                 Win32        3.1         Free
JGsoft                    EditPad Classic                       Win32        3.5.3       Free
JUnit.org                 Junit                                 Win32        3.6         Free
Sitraka                   Jprobe Enterprise Edition             Win32        2.8
Sitraka                   Jprobe Enterprise Edition             Solaris      2.8
Linar                     Jintegra                              Win32        1.3



McAfee                    VirusScan 98                          Win32
McAfee                    NetShield                             Win32        3.1.4a
MacroMedia                DreamWeaver Studio                    Win32        3.0
MacroMedia                DreamWeaver Studio                    Win32        4.0 - U/G
MDL                       IsisDraw                              Win32
Microsoft                 Internet Explorer                     Win32        4.0/5.0     Free
Microsoft                 Office SBE                            Win32        2000
Microsoft                 Office Pro U/G                        Win32        2000
Microsoft                 Outlook Express                       Win32                    Free
Microsoft                 Project                               Win32        98
Microsoft                 Visual C++                            Win32        5.0
Microsoft                 Visual J++                            Win32        6.0
Microsoft                 Visual SourceSafe                     Win32        5.0
Microsoft                 Visual SourceSafe                     Win32        6.0
Microsoft                 Visual Basic                          Win32        6.0
Microsoft                 Visual SourceSafe Server              Win32        6.0
Microsoft                 Windows                               Win32        95
Microsoft                 Windows                               Win32        98
Microsoft                 Windows                               Win32        Me
Microsoft                 Windows NT W/S                        Win32        4.0
Microsoft                 Windows NT (CAL)                      Win32        4.0
Microsoft                 Windows NT Server                     Win32        4.0
Netscape                  Communicator Pro                      Win32        4.07
Netscape                  Directory Server                      Win32        4.2         Eval.
Netscape                  SuiteSpot                             Win32        3.5
Network Associates        PGP                                   Win32        6.0
Nico Mak Computing        Winzip                                Win32        8.0
Norton                    For Your Eyes Only                    Win32        4.1
Norton                    Personal Firewall 2000                Win32        2.0
OpenSTA                   OpenSTA                               Win32        1.0         Free
Oracle                    RDBMS                                 Win/Unix     7.*/8.*     [INFINITY]
PowerQuest                DriveImage                            Win32        4.0
PowerQuest                Partition Magic                       Win32        5.0
Qualcomm                  Eudora                                Win32
Rational                  Analyst Studio (nodelocked)           Win32        2001
Rational                  Rose Modeller (nodelocked)            Win32        2001
Rational                  Rose Enterprise (floating)            Win32        2001
Rational                  Test Studio (floating)                Win32        2001
Seagate                   Backup Exec                           Win32        7.2
SmartLogik                k-working                             Win32                    On hold
Sun MicroSystems          Forte - For Java/Netbeans             Win/Unix     3.2         Free
Sun MicroSystems          JAF                                   Win/Unix     1.0         Free
Sun MicroSystems          Java Help                             Win/Unix     1.1.1       Free
Sun MicroSystems          JAXP                                  Win/Unix     1.1         Free
Sun MicroSystems          WebStart                              Win32        1.0.1       Free
Sunsoft                   Collections                           Win/Unix     1.1         Free
Sunsoft                   EJB                                   Win/Unix                 Free
Sunsoft                   Infobus                               Win/Unix     1.1.1       Free
Sunsoft                   Java 3D                               Win/Unix     1.1         Free
Sunsoft                   JDK                                   Win/Unix     1.1.7       Free
Sunsoft                   JDK                                   Win/Unix     1.1.7A      Free


                                      -2-

Sunsoft                   JDK                                   Win/Unix     1.2rc1      Free
Sunsoft                   JDK                                   Win/Unix     1.3         Free
Sunsoft                   JTS                                   Win/Unix                 Free
Sunsoft                   Swing                                 Win/Unix     1.1         Free
Sunsoft                   Swing                                 Win/Unix     1.1beta3    Free
Symantec                  Visual Cafe PDE                       Win32        3.0a
TextPad                   TextPad                               Win32        4.4.2
Together                  Solo                                  Win32        3.0a
Together                  Enterprise                            Win32        3.0a
Visio Corporation         Visio (Standard)                      Win32        2000
Visio Corporation         Visio (Enterprise)                    Win32        5.0
Veritas                   Backup Exec                           WIN32        8.5
Veritas                   Backup Exec (Exchange Module)         WIN32        8.5
Veritas                   Backup Exec (Remote agent NT)         WIN32        8.5
Netscape                  Netscape Communicator                 WIN32        4.7         Free
Sun MicroSystems          Solaris 7.0                           Solaris                  [INFINITY]
Sun MicroSystems          Solaris 8.0                           Solaris                  [INFINITY]
WebGain                   Metamata Audit Enterprise             Java         2
WebGain                   Metamata Debugger                     Java         2
WebGain                   Metamata Metrics                      Java         2
Wildcrest                 Print component                       Win32                    Eval.
Zope                      Zope                                  Win32        2.3.0



NB: Synomics systems are not dependent on the above software. Synomics has not supplied third parties with any of the above software products.

Key:
               Unlimited user licenses
Free           Free to use software
(Y)            Software development and/or demonstration license through
               collaboration agreement or similar
Eval.          Evaluation license
On Hold        No longer used pending outcome of sale process.




                  Eval.         Evaluation license
                  On Hold       No longer used pending outcome of sale process.

MISCELLANEOUS:

Synomics has an agreement to use the software from the following companies but has not done so at this time:

Daylight Synomics has an option to use the Chemistry cartridge for development purposes for a period of six months

Nugenesis             Synomics has an agreement to use the next version of the
                      software but so far has not received it

Synomics has also received bibliographic content for demo purposes from Derwent and other out-of-date Medline content from Smart Logik.

                                                                       Exhibit 2


ELEVENTH SCHEDULE

WARRANTORS PROTECTIONS



1.                THRESHOLD AND INSURANCE

1.1. The Warrantors shall have no liability in respect of any claims in respect of the Warranties or claims under the Tax Deed unless the aggregate liability of the Warrantors in respect of all such claims shall exceed US $70,000, whereupon the Warrantors shall be liable to pay the Purchaser only the amount of such claims in excess of US $70,000. For the avoidance of doubt this paragraph shall be the "excess provision" for the purposes of paragraph 3 of the policy of Insurance under the heading "Limits of Cover".

1.2. The Warrantors shall not be liable to the Purchaser in respect of the Warranties or under the Tax Deed in relation to any claim arising:

1.2.1. from any scheme for the avoidance or reduction of any payment of taxation consisting of a series of prearranged steps some of which have no commercial purpose other than the avoidance or deferment of taxation;

1.2.2. out of the failure to collect at or after the date hereof any debts due to the Company;

1.2.3.            from inadequacy of pension funding;

1.2.4. by reason of absence or inadequacy of any premises related insurance cover or absence or inadequacy of errors and omissions insurance cover relating to the activities of the Company prior to 22 September 2000;

1.2.5. from defect or inadequacy in any goods or services sold, supplied or leased by the Company;

1.2.6. out of actual of perceived seepage, pollution or contamination of any kind;

1.2.7. from any warranty that a state of affairs or fact will not exist at a date or time after the date hereof;

1.2.8. from loss or destruction of damage to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss any legal liability of whatsoever nature directly or indirectly caused by or contributed to by or arising from ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel the radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof.

2.                LIMITS ON CLAIMS

2.1. The Warrantors shall have no liability for a claim (as defined in clause 9):-

2.2. if and to the extent that provision, reserve or allowance in respect of the matter to which the liability relates shall has been expressly and specifically made in the Accounts and, in relation to a matter still subsisting at the Management Accounts Date, the Management Accounts or, in the case of a matter giving rise to a Liability, shall be made in the Completion Accounts;

2.3. to the extent that such claim or liability arises or that the amount thereof is increased as a result of any change in the basis, rate or method of calculation of or in relation to taxation (and whether or not retrospective) or any change in or in the interpretation of any legislation decision or regulation relating to taxation first announced and coming into force after the date hereof;

2.4. as regards any claim to the extent that such claim or liability arises or that the amount thereof is increased as a result of any change after the date hereof in the accounting reference date or in any of the accounting policies, bases or practices of the Company, save any such changes required to comply with law or generally accepted UK accounting practices, principles and accounting standards;

2.5. in respect of any claim which is contingent only, unless and until such contingent liability becomes an actual liability and is due;

2.6. to the extent that the amount by which any Taxation for which the Purchaser or the Company is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such claim;

2.7. to the extent that a breach of this Agreement also gives rise to a claim under the Tax Deed and the Warrantors have satisfied such claim or vice versa;

2.8. in respect of a claim relating to Taxation unless and until the Company has become finally liable to pay the Taxation the subject of the claim in question which date shall be deemed to be five (5) business days prior to the last date on which the Company or the Purchaser is (or would save as aforesaid be) able to pay such Taxation without incurring any interest charge or penalty.

3.                EFFECT OF PAYMENT

                  The amount of any payment made by the Warrantors to the Purchaser in respect of any claim shall be deemed a reduction pound for pound in the consideration payable to the Vendors under this Agreement.

4.                MITIGATION BY THE PURCHASER

                  Nothing in this agreement shall affect any duty of the Purchaser at common law to mitigate any loss which it may suffer in consequence of a breach of this agreement.

5.                THIRD PARTY RECOVERY

                  The Purchaser shall do all such things reasonably necessary and within its control to enable compliance by the Warrantors with the terms of paragraph 8 under the heading "Terms and Conditions of Cover" of the policy of Insurance

EXECUTED AND DELIVERED AS A DEED by         )    /s/ Robert Booth
ROBERT ALEC BOOTH                           )    .............................
in the presence of:                         )
Sue Harper


EXECUTED AND DELIVERED AS A DEED by         )    /s/ Paolo Zanella
PAOLO ZANELLA                               )    .............................
in the presence of:                         )
Palmira Ligorio


EXECUTED AND DELIVERED AS A DEED by         )    /s/ Jason Loveridge
JASON ANDREW LOVERIDGE                      )    .............................
in the presence of:                         )
Libbe Englander


EXECUTED AND DELIVERED AS A DEED by         )
ANDRIES VAN DAM                             )    .............................
in the presence of:                         )


EXECUTED AND DELIVERED AS A DEED by         )
STEVEN GARDNER                              )    .............................
in the presence of:                         )

EXECUTED AND DELIVERED AS A DEED by         )    /s/ Akira Tsuda
JAFCO CO., LTD.                             )    .............................
in the presence of:                         )
Tomio Kezuka


EXECUTED AND DELIVERED AS A DEED by         )
JAFCO JS-3 INVESTMENT ENTERPRISE            )    /s/ Akira Tsuda
PARTNERSHIP                                 )    .............................
in the presence of:
Tomio Kezuka


EXECUTED AND DELIVERED AS A DEED by         )
JAFCO G-6(A) INVESTMENT                     )
ENTERPRISE PARTNERSHIP                      )    /s/ Akira Tsuda
in the presence of:                         )    .............................
Tomio Kezuka


EXECUTED AND DELIVERED AS A DEED by         )
JAFCO G-6 (B) INVESTMENT                    )
ENTERPRISE PARTNERSHIP                      )    /s/ Akira Tsuda
in the presence of:                         )    .............................
Tomio Kezuka


EXECUTED AND DELIVERED AS A DEED by         )
JAFCO G-7 (A)PARTNERSHIP                    )
ENTERPRISE PARTNERSHIP                      )    /s/ Akira Tsuda
in the presence of:                         )    .............................
Tomio Kezuka


EXECUTED AND DELIVERED AS A DEED by         )
JAFCO G-7 (B) PARTNERSHIP                   )
ENTERPRISE PARTNERSHIP                      )    /s/ Akira Tsuda
in the presence of:                         )    .............................
Tomio Kezuka

EXECUTED AND DELIVERED AS A DEED            )
on behalf of                                )
TVM TECHNO VENTURE                          )
MANAGEMENT III GMBH & CO.                   )
BETEILINGUNG KG                             )    /s/ Dr. Helmut Schuhsler
in the presence of:                         )    .............................
                                            )    (Director)

                                                 /s/ Bernd Seibel
                                                 .............................
                                                 (Director)


EXECUTED AND DELIVERED AS A DEED by         )
3I GROUP PLC ACTING BY ITS DULY AUTHORISED  )
ATTORNEY  in the presence of:               )    /s/ Andrew Fraser
Martin Murphy                                    .............................


EXECUTED AND DELIVERED AS A DEED by         )
3i BIOSCIENCE INVESTMENT                    )
TRUST PLC                                   )
ACTING BY ITS DULY AUTHORISED ATTORNEY      )    /s/ Andrew Fraser
in the presence of:                         )    .............................
Martin Murphy


EXECUTED AND DELIVERED AS A DEED            )
and duly authorised by                      )    /s/ Robert Venema
INCYTE GENOMICS, INC.                       )
in the presence of:                         )    /s/ John M. Vuko
                                                 .............................


EXECUTED AND DELIVERED AS A DEED by         )
THOMAS PAUL FLORES                          )    /s/ Thomas Flores
in the presence of:                         )    .............................
Sue Harper


EXECUTED AND DELIVERED AS A DEED by         )
ZIGGUS HOLDINGS LIMITED                     )    /s/ G N Vernon
                                            )    .............................
                                            )     Director
                                            )
                                            )    /s/ J L Allen
                                            )    .............................
acting by:                                  )     Director/Secretary

EXECUTED AND DELIVERED AS A DEED by         )
DR. CHRISTOPHER JONES                       )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
DR. ARTHUR THOMAS                           )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
RASHMI PATEL                                )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
SIMON ARTHUR BEULAH                         )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
JOHN BOYLE                                  )
in the presence of:                         )    .............................



EXECUTED AND DELIVERED AS A DEED by         )
ANTHONY JAMES BROOKES                       )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
JEROME COPPIETERS                           )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
STEVEN HASLER                               )
in the presence of:                         )    .............................

EXECUTED AND DELIVERED AS A DEED by         )
ROBERT BARNARD HUMPHRIS                     )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
SARAH BELL                                  )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
TOBY CHRISTOPHER MCKENZIE                   )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
DR. CHRISTOPHER JONES                       )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
DEBORAH GARCIA-TOBIN                        )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
RICHARD ALAN BOWERS                         )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
GEOFF GARDINER                              )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
ROBERT JAMES CAMPBELL                       )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
PETER BENNETT                               )
in the presence of:                         )    .............................


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EXECUTED AND DELIVERED AS A DEED by         )
JEREMY DICKSON                              )
in the presence of:                         )    .............................


EXECUTED AND DELIVERED AS A DEED by         )
ACCELRYS INC.                               )    /s/ Bruce Myers
Acting by Officer duly authorised           )    .............................


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